UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒      Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12
Five Below, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Five Below, Inc.

701 Market Street

Suite 300

Philadelphia, PA 19106

Dear Fellow Shareholder:

It is my pleasure to invite you to attend the Annual Meeting of Shareholders of Five Below, Inc. at 9:00 a.m. Eastern Daylight Time on Thursday, June 12, 2025.

The Annual Meeting will be held as a virtual meeting via live audio webcast. We believe that a virtual meeting will provide meaningful shareholder access and participation.

To attend and participate in the Annual Shareholder Meeting, shareholders must register in advance at http://www.proxyvote.com prior to the deadline of 11:59 pm EDT on June 7, 2025. Upon completing registration, shareholders may attend and participate in the meeting by visiting https://www.virtualshareholdermeeting.com/FIVE2025 and entering their 16 digit control number.

The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement.

At this year’s Annual Meeting, you will be asked to elect as directors the ten nominees named in the attached Proxy Statement, ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2026, cast an advisory (non-binding) vote approving the Company’s named executive officer compensation and cast an advisory (non-binding) vote on whether the frequency of the shareholder vote on our executive compensation should be every one, two or three years.

Your vote is important. Please mark, sign, date, and return the accompanying proxy card or voting instruction form in the postage-paid envelope or instruct us by telephone or via the internet as to how you would like your shares voted. Instructions are included on the proxy card and voting instruction form.

Sincerely,

Thomas G. Vellios
Executive Chairman of the Board

Philadelphia, Pennsylvania

May 2, 2025

Notice of Annual Meeting of Shareholders

To Be Held on June 12, 2025

9:00 a.m. Eastern Daylight Time

To the Shareholders of Five Below, Inc.:

Notice is hereby given that the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of Five Below, Inc. (the “Company”) will be held as a virtual meeting via live audio webcast:

1. To elect ten directors to hold office until the 2026 annual meeting of shareholders and until their respective successors have been duly elected and qualified;

2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year ending January 31, 2026;

3. To hold an advisory (non-binding) vote to approve the Company’s named executive officer compensation;

4. To hold an advisory (non-binding) vote on whether the frequency of the shareholder vote on our executive compensation should be every one, two or three years; and

To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

To attend and participate in the Annual Shareholder Meeting, shareholders must register in advance at http://www.proxyvote.com prior to the deadline of 11:59 pm EDT on June 7, 2025. Upon completing registration, shareholders may attend and participate in the meeting by visiting https://www.virtualshareholdermeeting.com/FIVE2025 and entering their 16 digit control number.

The board of directors has fixed the close of business on April 15, 2025 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

Your vote is important. To be sure your vote counts and assure a quorum, please vote, sign, date and return the enclosed proxy card, or if you prefer, please follow the instructions on the enclosed proxy card for voting by internet or by telephone, whether or not you plan to attend the meeting in person.

By order of the board of directors,

Ronald J. Masciantonio
Secretary

Philadelphia, Pennsylvania

May 2, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 12, 2025:

Our official Notice of Annual Meeting of Shareholders, Proxy Statement and 2024 Annual Report, including our Form 10-K for fiscal year 2024, are available electronically at http://investor.fivebelow.com/.

We operate on a fiscal calendar widely used by the retail industry that results in a given fiscal year consisting of a 52- or 53-week period ending on the Saturday closest to January 31st of the following year. References to “fiscal year 2025” or “fiscal 2025” refer to the period from February 2, 2025 to January 31, 2026, which consists of a 52-week fiscal year. References to “fiscal year 2024” or “fiscal 2024” refer to the period from February 4, 2024 to February 1, 2025, which consists of a 52-week fiscal year. References to “fiscal year 2023” or “fiscal 2023” refer to the period from January 29, 2023 to February 3, 2024, which consists of a 53-week fiscal year. References to “fiscal year 2022” or “fiscal 2022” refer to the period from January 30, 2022 to January 28, 2023, which consists of a 52-week fiscal year.

-i-

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting. For information regarding the Company’s fiscal 2024 performance, please review the Company’s Annual Report to shareholders for the fiscal year ended February 1, 2025. As used herein, “Five Below,” the “Company,” “we,” “us,” “our” or “our business” refers to Five Below, Inc. (collectively with its wholly owned subsidiary), except as expressly indicated or the context otherwise requires. As used herein, references to “Crew” refer to our employees.

ANNUAL MEETING OF SHAREHOLDERS

Time and Date	Record Date
9:00 a.m. Eastern Daylight Time June 12, 2025	April 15, 2025

Place	Number of Common Shares Eligible to Vote at the Meeting as of the Record Date
Virtual meeting only (details below)	55,055,966

The Annual Meeting will be held as a virtual meeting via live audio webcast. We believe that a virtual meeting will provide meaningful shareholder access and participation and also protect the health and safety of our shareholders, crew, and other stakeholders.

To attend and participate in the Annual Shareholder Meeting, shareholders must register in advance at http://www.proxyvote.com prior to the deadline of 11:59 pm EDT on June 7, 2025 and follow the applicable instructions below.

If you are a registered or beneficial holder, you may participate in our 2025 Annual Meeting by visiting https://www.virtualshareholdermeeting.com/FIVE2025 and entering the 16 digit control number located on your Notice of Internet Availability of Proxy Materials or proxy card.

If you hold your shares beneficially through a bank or broker, you may participate in our 2025 Annual Meeting by visiting https://www.virtualshareholdermeeting.com/FIVE2025 and entering the 16 digit control number located on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form. Please follow the instructions from your bank, broker or nominee included with these proxy materials, or contact your bank, broker or nominee to request a control number if needed.

There will be technicians ready to assist you with any technical difficulties you may have accessing the annual meeting live audio webcast. Please be sure to check in by 8:45 a.m. EDT on June 12, 2025, so that any technical difficulties may be addressed before the annual meeting live audio webcast begins. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting.

SUMMARY VOTING MATTERS

Matter	Board Recommendation	Page Reference (for more Detail)
Election of Directors	FOR each director nominee	66
Ratification of Independent Registered Public Accounting Firm	FOR	67
Advisory (non-binding) vote to approve the Company’s Named Executive Officer compensation	FOR	69
Advisory (non-binding) vote on the frequency of the shareholder vote on our executive compensation	FOR Every One Year	70

BOARD NOMINEES

The following table provides summary information about each director nominee. At the Annual Meeting, directors will be elected by a majority of votes cast for each director nominee.

	Director Since		Committee Membership*
Name, Age		Principal Occupation	AC	CC	NCGC
Winnie Y. Park, 54	2024	Chief Executive Officer and President of Five Below

Kathleen S. Barclay, 69	2015	Former Senior Vice President of Human Resources for The Kroger Co.

Karen Bowman, 61	2024	Former Global Boardroom and Executive Program Leader at Deloitte

Michael F. Devine, III, 66	2013	Former Executive Vice President and Chief Financial Officer of Coach, Inc.

Dinesh S. Lathi, 54	2018	Former President and Chief Executive Officer of Tailored Brands

Richard L. Markee, 71	2016	Former Chairman of Vitamin Shoppe, Inc.

Thomas M. Ryan, 72	2011	Operating Partner of Advent International Corporation

Ronald L. Sargent, 69	2004	Interim Chief Executive Officer and Chair of the board of directors of The Kroger Co.

Mimi E. Vaughn, 58	2023	President and Chief Executive Officer of Genesco, Inc.

Zuhairah S. Washington, 47	2020	Senior Vice President and General Manager at Zillow Group

* AC Audit Committee	CC	Compensation Committee

NCGC Nominating and Corporate Governance Committee		Chair of the Committee

PROXY STATEMENT

FOR 2024 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 12, 2025

This Proxy Statement is being furnished together with our Annual Report for the fiscal year ended February 1, 2025 in connection with the solicitation of proxies for the Annual Meeting of Shareholders of Five Below, Inc. on June 12, 2025 (the “Annual Meeting”), and any postponements or adjournments of the meeting. On or about May 2, 2025, we will mail to each of our shareholders (other than those who previously requested electronic delivery or previously elected to receive delivery of a paper copy of the proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials via the internet and how to submit a proxy electronically using the internet.

FREQUENTLY ASKED QUESTIONS

When and where will the meeting take place?

The Annual Meeting will be held virtually only, via live audio webcast, on Thursday, June 12, 2025, at 9:00 a.m. Eastern Daylight Time.

Why did I receive only a Notice of Internet Availability of Proxy Materials?

As permitted by the Securities and Exchange Commission (the “SEC”), the Company is furnishing to shareholders its notice of the Annual Meeting (the “Notice”), this Proxy Statement and the 2024 Annual Report primarily over the internet. On or about May 2, 2025, we will mail to each of our shareholders (other than those who previously requested electronic delivery or previously elected to receive delivery of a paper copy of the proxy materials) a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access and review the proxy materials via the internet and how to submit a proxy electronically using the internet. The Notice of Internet Availability also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the Notice of Internet Availability, you will not receive a paper copy of the proxy materials unless you request one.

We believe the delivery options that we have chosen will allow us to provide our shareholders with the proxy materials they need, while minimizing the cost of the delivery of the materials and the environmental impact of printing and mailing paper copies.

What is the purpose of this meeting and these materials?

We are providing these proxy materials in connection with the solicitation on behalf of our board of directors of proxies to be voted at the Annual Meeting and any adjournments or postponements of the meeting.

At the Annual Meeting, you will be asked to vote on the following matters:

•	a proposal to elect ten directors to hold office until the 2026 annual meeting of shareholders and until their respective successors have been duly elected and qualified (Proposal No. 1);

•	a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the current fiscal year ending January 31, 2026 (Proposal No. 2);

•	an advisory (non-voting) vote to approve our Named Executive Officer compensation (Proposal No. 3);

•	an advisory (non-voting) vote on whether the frequency of the shareholder vote on our executive compensation should be every one, two or three years (Proposal No. 4); and

•	any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

What are the voting recommendations of the board of directors on these matters?

The board of directors recommends that you vote your shares as follows:

•	FOR each of the board’s ten nominees for the board of directors (Proposal No. 1);

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the current fiscal year ending January 31, 2026 (Proposal No. 2);

•	FOR the approval, on an advisory basis, of our Named Executive Officer compensation (Proposal No. 3); and

•	FOR the frequency of the shareholder vote on our executive compensation to be every One Year (annually) (Proposal No. 4).

Who is entitled to vote at the Annual Meeting?

The record date for the Annual Meeting is April 15, 2025. You have one vote for each share of our common stock that you owned at the close of business on the record date, provided that on the record date those shares were either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a bank, broker, or other intermediary. As of that date, there were 55,055,966 shares of common stock outstanding entitled to vote. There is no other class of voting securities outstanding.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered to be the shareholder of record with respect to those shares, and we have sent the Notice of Internet Availability directly to you. As a shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other intermediary, you are considered to be the beneficial owner of shares held in “street name,” and the Notice of Internet Availability has been forwarded to you by your bank, broker, or intermediary (which is considered to be the shareholder of record with respect to those shares). As a beneficial owner, you have the right to direct your bank, broker, or intermediary on how to vote and are also invited to attend the Annual Meeting, though you may be required to show a brokerage statement or account statement reflecting your stock ownership as of the record date. Your bank, broker, or intermediary has sent you a voting instruction card for you to use in directing the bank, broker, or intermediary regarding how to vote your shares. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a proxy, executed in your favor, from the holder of record of such shares.

Most of our shareholders hold their shares through a bank, broker, or other intermediary (that is, in “street name”) rather than directly in their own name.

What options are available to me to vote my shares?

Whether you hold shares directly as the shareholder of record or through a bank, broker, or other intermediary, your shares may be voted at the Annual Meeting by following any of the voting options available to you below:

You may vote via the internet.

•

If you received a Notice of Internet Availability by mail, you can submit your proxy or voting instructions over the internet by following the instructions provided in the Notice of Internet Availability;

•

If you received a Notice of Internet Availability or proxy materials by email, you may submit your proxy or voting instructions over the internet by following the instructions included in the email; or

•

If you received a printed set of the proxy materials by mail, including a paper copy of the proxy card or voting instruction form, you may submit your proxy or voting instructions over the internet by following the instructions on the proxy card or voting instruction form.

You may vote via the telephone.

•

If you are a shareholder of record, you can submit your proxy by calling the telephone number specified on the paper copy of the proxy card you received if you received a printed set of the proxy materials. You must have the control number that appears on your proxy card available when submitting your proxy over the telephone.

•

Most shareholders who hold their shares in street name may submit voting instructions by calling the number specified on the paper copy of the voting instruction form provided by their bank, broker, or other intermediary. Those shareholders should check the voting instruction form for telephone voting availability.

You may vote by mail. If you received a printed set of the proxy materials, you can submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope.

You may vote during the virtual meeting. All shareholders of record may vote at the virtual Annual Meeting. For information about how to attend and vote at the meeting, review the question above titled “What do I need to do if I intend to attend the virtual Annual Meeting?”

If you hold your shares beneficially through a bank or broker and you wish to vote during the meeting, you must follow the instructions provided in response to the question above titled “What do I need to do if I intend to attend the virtual Annual Meeting?”

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting to ensure that your vote will be counted if you later are unable to attend.

What if I don’t vote for some of the items listed on my proxy card or voting instruction card?

If you properly execute and return your proxy card but do not mark selections, your shares will be voted in accordance with the recommendations of our board of directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions.

If you are a beneficial owner and hold your shares in street name through a bank, broker, or other intermediary and do not give voting instructions to the bank, broker, or intermediary, the bank, broker, or other intermediary will have the discretion to vote your uninstructed shares on “routine” matters (sometimes referred to as “broker discretionary voting”), such as the ratification of the selection of accounting firms, but do not have discretion to vote on “non-routine” matters, such as the election of directors. For instance, if you are a beneficial owner and hold your shares in street name, but do not give your bank, broker, or other intermediary instructions on how to vote your shares with respect to the election of directors, no votes will be cast on your behalf.

If you do not provide voting instructions to your broker, and your broker indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter. Proxy cards that reflect a broker non-vote with respect to at least one proposal to be considered at the Annual Meeting will be considered to be represented for purposes of determining a quorum but generally will not be considered to be entitled to vote with respect to that proposal. Broker non-votes are not counted as votes cast in the tabulation of the voting results with respect to proposals that require a majority of the votes cast and will therefore not have an effect on the outcome of the vote.

How is a quorum determined?

The representation, in person or by proxy, of holders entitled to cast at least a majority of the votes entitled to be cast at the Annual Meeting constitutes a quorum at the Annual Meeting. Abstentions and broker non-votes are considered present and entitled to vote for purposes of establishing a quorum for the transaction of business at the Annual Meeting. If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the shareholders present by attendance at the meeting or by proxy may adjourn the Annual Meeting, until a quorum is present. If a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each shareholder of record entitled to vote at the meeting.

What vote is required to approve each proposal at the Annual Meeting?

Proposal		Vote Required	Broker Discretionary Voting Allowed
Proposal No. 1—	Election of Directors	Majority of Votes Cast for each	No

Proposal No. 2—	Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of Votes Cast	Yes

Proposal No. 3—	Advisory Vote Related to Named Executive Officer Compensation	Majority of Votes Cast	No

Proposal No. 4—	Advisory Vote on Frequency of Advisory Votes on Executive Compensation	Majority of Votes Cast	No

With respect to Proposal No. 1, you may vote FOR, AGAINST or ABSTAIN with respect to each director nominee. Any nominees receiving more FOR votes than AGAINST votes with respect to such nominee will be elected. Proxies may not be voted for more than ten directors and shareholders may not cumulate votes in the election of directors.

With respect to Proposal Nos. 2 and 3 you may vote FOR, AGAINST or ABSTAIN.

With respect to Proposal No. 4, you may vote FOR EVERY 1 YEAR, FOR EVERY 2 YEARS, FOR EVERY 3 YEARS, or ABSTAIN.

If you abstain from voting on Proposal Nos. 2, 3 or 4, your shares will be counted as present and entitled to vote on each such matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast and will not have an effect on the outcome of the vote.

Can I change my vote or revoke my proxy?

Yes. Any shareholder of record has the power to change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:

•	Submitting to our Corporate Secretary, before the voting at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

•	Timely delivery of a valid, later-dated proxy (only the last proxy submitted by a shareholder by internet, telephone or mail will be counted); or

•

Attending the virtual Annual Meeting and voting during the meeting; however, attendance at the Annual Meeting will not by itself constitute a revocation of a proxy. See above regarding the special steps required to vote during the virtual meeting.

For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker, or intermediary holding your shares by the deadline for voting specified in the voting instructions provided by your bank, broker, or intermediary. Alternatively, if your shares are held in street name and you have obtained a legal proxy from the bank, broker, or intermediary, giving you the right to vote the shares at the Annual Meeting, you may revoke any previous voting instructions by attending the Annual Meeting and voting during the meeting.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any other matters that may come before the Annual Meeting other than Proposals 1, 2, 3 and 4 included herein. If any other matters are properly presented at the Annual Meeting, the persons named as proxies in the enclosed proxy card intend to vote or otherwise act in accordance with their judgment on the matter.

Is a list of shareholders available?

The names of shareholders of record entitled to vote at the Annual Meeting will be available for review by shareholders at the Annual Meeting.

Where can I find the voting results?

Preliminary voting results will be announced at the Annual Meeting, and final voting results will be reported in a Current Report on Form 8-K, which we will file with the SEC within four business days following the Annual Meeting.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

The solicitation of proxies is being made on behalf of our board of directors and we will bear the costs of the solicitation. This solicitation is being made by mail and through the internet, but also may be made by telephone or in person. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes. In addition, we have retained Okapi Partners LLC to assist in the solicitation of proxies at a solicitation fee of $14,000, plus related reasonable out-of-pocket expenses.

What do I need to do if I intend to attend the virtual Annual Meeting?

Attendance at the Annual Meeting will be limited to shareholders as of the record date or their duly-appointed proxies.

To attend and participate in the Annual Shareholder Meeting, shareholders must register in advance at http://www.proxyvote.com prior to the deadline of 11:59 pm EDT on June 7, 2025 and follow the applicable instructions below.

If you are a registered or beneficial holder, you may participate in our 2025 Annual Meeting by visiting https://www.virtualshareholdermeeting.com/FIVE2025 and entering the 16 digit control number located on your Notice Regarding the Availability of Proxy Materials or proxy card.

If you hold your shares beneficially through a bank or broker, you may participate in our 2025 Annual Meeting by visiting https://www.virtualshareholdermeeting.com/FIVE2025 and entering the 16 digit control number located on your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form. Please follow the instructions from your bank, broker or nominee included with these proxy materials, or contact your bank, broker or nominee to request a control number if needed.

There will be technicians ready to assist you with any technical difficulties you may have accessing the annual meeting live audio webcast. Please be sure to check in by 8:45 a.m. EDT on June 12, 2025, so that any technical difficulties may be addressed before the annual meeting live audio webcast begins. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting.

Can I ask questions at the Annual Meeting?

We welcome questions from shareholders related to the matters under consideration at the meeting. During the meeting shareholders may submit questions through the Questions pane on the meeting platform. Each questioner is limited to a total of two questions.

BOARD OF DIRECTORS

Our bylaws provide that the number of members of our board of directors shall be determined by our board from time to time. The size of our board is currently set at 12 members and will be reduced to 10 members, effective as of the Annual Meeting. Our board has previously been divided into three classes with staggered terms, but beginning at the Annual Meeting, our board will no longer be divided into classes, and all directors will be subject to election for one-year terms.

At our Annual Meeting, shareholders will elect ten directors to hold office for a one-year term, until our 2026 annual meeting of shareholders. Unless otherwise specified in the proxy, the shares voted pursuant thereto will be cast for each of the nominees listed below. If, for any reason, at the time of election any of the nominees named should decline or be unable to accept his or her nomination or election, it is intended that such proxy will be voted for a substitute nominee, who would be recommended by our board of directors. Our board of directors, however, has no reason to believe that any of the nominees will be unable to serve as a director.

The following biographical information is furnished as to each of the nominees.

Nominees for Election to the Board of Directors for a Term Expiring at the 2026 Annual Meeting

Winnie Y. Park. Ms. Park, 50, joined Five Below as our Chief Executive Officer and as a director in December 2024. She previously served as Chief Executive Officer of Forever 21 from January 2022 to December 2024. Prior to that, Ms. Park was Chief Executive Officer of Paper Source, Inc. from 2015 to 2021. In March 2021, Paper Source filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court for the Eastern District of Virginia and was subsequently acquired by an affiliate of Elliott Investment Management. Earlier in her career, Ms. Park served as Executive Vice President, Global Marketing and Ecommerce, and Vice President, GMM, Merchandising at Duty Free Shoppers (DFS), a division of LVMH, and held roles at Levi Strauss & Co. and McKinsey & Company. Ms. Park also served on the Board of Directors of Dollar Tree, Inc. from 2020 to 2024. The breadth of her leadership experience, especially her merchandising expertise, customer acumen, strong global background, and how she values people and champions organizational culture led to the conclusion that Ms. Park should serve as a director of Five Below.

Kathleen S. Barclay. Ms. Barclay, 69, has served as a director since March 2015. Ms. Barclay served as the Senior Vice President of Human Resources for The Kroger Co., a $100 billion grocery supermarket company, from 2009 until her retirement in 2016. Prior to joining The Kroger Co., Ms. Barclay served in many leadership roles at General Motors Corporation, a multinational automotive corporation, from 1985 to 2010, including Vice President of Global Human Resources from 1998 to 2009. Ms. Barclay served as a director of Kontoor Brands from 2019 to 2023. Ms. Barclay’s senior leadership experience with a large-scale, growing retailer led to the conclusion that she should serve as a director of Five Below.

Karen Bowman. Ms. Bowman, 61, has served as a director since January 2024. She was previously the Deloitte Global Boardroom and Executive Program Leader and the Deloitte US Vice Chairman and National Sector Leader for the Automotive Industry and the Transportation, Hospitality and Services Industry. She served as a member of the US Deloitte Board of Directors and as a member of the Board of Directors for Deloitte Consulting LLP. She was also the leader of the Deloitte US Business Transformation Integrated Market Offering. She has more than 30 years of professional and consulting experience across a broad range of industries, with specific focus on the consumer industry. She helps clients transform their businesses as well as align their people and business strategies. Ms. Bowman’s senior leadership experience spanning diverse industries, with a keen focus on the consumer industry, led to the conclusion that she should serve as a director of Five Below.

Michael F. Devine, III. Mr. Devine, 66, has served as a director since March 2013. Mr. Devine is the former Executive Vice President and Chief Financial Officer of Coach, Inc. Mr. Devine served as Chief Financial Officer at Coach, Inc. since December 2001 and Executive Vice President and Chief Financial Officer since

August 2007 until his retirement in August 2011. Mr. Devine currently serves as the Chairman of the Board of Deckers Outdoor Corporation, where he serves on the audit committee and compensation committee. Mr. Devine previously served as a director and member of the audit committee of both Express, Inc. and Nutrisystem, Inc. and as a director of Talbots and Sur La Table. Mr. Devine’s extensive experience in the retail industry, as both an executive officer and director, led to the conclusion that he should serve as a director of Five Below.

Dinesh S. Lathi. Mr. Lathi, 54, has served as a director since March 2018. Mr. Lathi is a Senior Operating Partner at Francisco Partners Consulting. He serves as Chairman of the Board of Interior Logic Group, the largest national provider of interior design solutions and installation of high-quality finishes for the building industry, a Director of MyFitnessPal, the leading global nutrition and food tracking app and Chairman of The Weather Company, the world’s most accurate weather forecaster. He was Interim CEO of MyFitnessPal from June 2023 to January 2024 and the Interim CEO of Rugs USA from January 2022 to December 2022. Previously, he served as President and Chief Executive Officer of Tailored Brands, Inc., a leading specialty retailer of men’s suits and formalwear, from March 2019 to March 2021. He joined Tailored Brands’ board of directors in March 2016, and served as its Non-Executive Chairman from April 2017 to August 2018, and its Executive Chairman from August 2018 to March 2019. In August 2020 Tailored Brands, Inc. filed for Chapter 11 bankruptcy protection and, under Mr. Lathi’s leadership, emerged from such protection in December 2020. Previously, he was the Chief Executive Officer of One Kings Lane, a digital home decor shopping platform, from 2014 to 2016, where he also served as the Chief Operating Officer and Chief Financial Officer from 2011 to 2014. Prior to One Kings Lane, Mr. Lathi was a Vice President at eBay, a global online marketplace, where he managed several key areas, including Buyer & Seller Experience. Mr. Lathi’s 20 plus years of leadership experience in the technology and consumer space led to the conclusion that he should serve as a director of Five Below.

Richard L. Markee. Mr. Markee, 71, has served as a director since May 2016. Mr. Markee currently serves as a director of Macy’s, Inc. Previously, Mr. Markee served in various leadership positions at Vitamin Shoppe, Inc., including as Non-Executive Chairman from January 2016 to June 2016 and from April 2007 to September 2009, Executive Chairman from April 2011 to January 2016 and Chief Executive Officer and Chairman of the Board from September 2009 to April 2011. He held senior management positions at Toys “R” Us, Inc. from 1998 through November 2006, including Vice Chair of Toys “R” Us, Inc. and President of the Babies “R” Us and the Toys “R” Us U.S. and international operation divisions from August 2004 through November 2006. Mr. Markee previously served as a director of Collective Brands, Inc., The Sports Authority, Inc., Dorel Industries and Toys “R” Us. Mr. Markee’s extensive experience in the retail industry led to the conclusion that he should serve as a director of Five Below.

Thomas M. Ryan. Mr. Ryan, 72, has served as a director since 2011. In 2011, Mr. Ryan became an operating partner of Advent International Corporation as a part of its Operating Partner Program. Prior to joining our board of directors, Mr. Ryan served as the Chairman of the board of directors, President and Chief Executive Officer of CVS Caremark Corporation, now CVS Health, a retail pharmacy and healthcare corporation, until he retired in 2011. Mr. Ryan became the Chief Executive Officer of CVS Corporation in 1998 and he also served as the Chairman of the board of directors of CVS Corporation from 1999 to 2007. Mr. Ryan also served as the Chairman of CVS Health’s board of directors from 2007 to 2011. Mr. Ryan currently serves as a director of PJT Partners and previously served as a director of Bank of America Corporation, Yum! Brands, Inc. and Vantiv, Inc. Mr. Ryan’s experience in the retail industry, as both an executive officer and director of a large retail company, led to the conclusion that he should serve as a director of Five Below.

Ronald L. Sargent. Mr. Sargent, 69, has served as a director since 2004. Mr. Sargent currently serves as the Interim Chief Executive Officer and Chair of the board of directors of The Kroger Co., having previously served as Lead Director, Chairman of the governance committee and as a member of the audit and public responsibilities committees. Mr. Sargent also served as the Chief Executive Officer of Staples, Inc., an office supply company, from 2002 to June 2016 and as Chairman of its board of directors from 2005 to January 2017. He currently serves as a director of Wells Fargo & Co., where he serves as the Chairman of the human resources committee and as a member of the governance and nominating committee and the audit committee. Mr. Sargent previously served as a director of The Home Depot, Inc. and Mattel, Inc. Mr. Sargent’s experience as an executive officer and director of Staples, Inc. as well as his extensive experience in the retail industry led to the conclusion that he should serve as a director of Five Below.

Mimi E. Vaughn. Ms. Vaughn, 58, has served as a director since September 2023. Ms. Vaughn is currently President, Chief Executive Officer and Chair of the Board of Genesco Inc. (NYSE: GCO), the parent company of teen retail leader Journeys. Ms. Vaughn joined Genesco in September 2003 as vice president of strategy and business development. She was named senior vice president, strategy and business development in October 2006, senior vice president of strategy and shared services, including information technology and human resources, in April 2009 and senior vice president – finance and chief financial officer in February 2015. In May 2019, Ms. Vaughn was named senior vice president and chief operating officer and continued to serve as senior vice president-finance and chief financial officer until her successor was appointed in June 2019. In October 2019, Ms. Vaughn was appointed to become president and chief executive officer of the Company on February 2, 2020 and was appointed as a director effective October 30, 2019. Prior to joining the Company, Ms. Vaughn was executive vice president of business development and marketing, and acting chief financial officer from 2000 to 2001, for Link2Gov Corporation in Nashville. From 1993 to 1999, she was a consultant at McKinsey & Company in Atlanta. Ms. Vaughn’s senior leadership experience in multi-brand specialty retail, with a particular focus on the teen customer, led to the conclusion that she should serve as a director of Five Below.

Zuhairah S. Washington. Ms. Washington, 47, has served as a director since September 2020. Ms. Washington is currently a senior vice president and general manager at Zillow Group. Previously, Ms. Washington was President and Chief Executive Officer at Otrium, a purpose-driven online marketplace for designer outlet fashion brands. Prior to Otrium, Ms. Washington was SVP and Global Head of Strategic Partners, Lodging and Vacation Rentals at Expedia Group, whose brands include Expedia, Hotels.com, Orbitz and VRBO, from January 2019 to August 2021. Prior to joining Expedia, Ms. Washington was at Egon Zehnder, a global management consulting and executive search firm, from 2018 to 2019, and Uber, where she grew businesses from startup to scale and ran one of the top five U.S. markets, from 2013 to 2018. She also founded Kahnoodle, which was named to Entrepreneur Magazine’s 100 Brilliant Companies of 2012. Ms. Washington currently serves as a director and a member of the audit committee of Olo, the leading on-demand e-commerce platform for the restaurant industry. Ms. Washington earned a joint graduate degree: a JD from Harvard Law School and an MBA from Harvard Business School, and graduated magna cum laude from UCLA with a BA in political science and public policy. In March of 2020, she was named as one of the 100 Most Influential Black Executives in Corporate America by Savoy Magazine. Ms. Washington’s senior leadership experience with large-scale, growing technology companies led to the conclusion that she should serve as a director of Five Below.

In addition to the information presented above regarding each nominee’s specific experiences, qualifications, attributes and skills, we believe that all of our nominees have a reputation for integrity and adherence to high ethical standards. Each of our nominees has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to us and our board. Finally, we value our nominees’ experience on other company boards and board committees.

There are no family relationships among any of our directors, nominees or executive officers.

Thomas G. Vellios, the current Executive Chairman of our board of directors, and Bernard Kim, a current member of our board of directors, are not standing for re-election at the Annual Meeting.

Summary of Qualifications and Demographics Director Nominees

The table below summarizes the specific qualifications, attributes, skills, experience and demographics of each nominee. These are what led our board of directors to conclude that the nominee is qualified to serve on our board of directors. As to the knowledge, skills and experience section, while each nominee is generally knowledgeable in each of these areas, an “X” in the chart below indicates that the item is a specific qualification, attribute, skill or experience that each nominee brings to our board of directors. The lack of an “X” for a particular item does not mean that the nominee does not possess that qualification, attribute, skill or experience.

Branding Experience	X			X		X	X	X	X	X
Entrepreneurial	X			X	X	X	X	X		X
Distribution/Logistics Experience	X			X				X
Retail Experience	X	X	X	X	X	X	X	X	X	X
Sales and Marketing Experience	X				X	X	X	X	X	X
Financial Literacy and Experience	X	X	X	X	X	X	X	X	X	X
Public Company Management Experience	X	X	X	X	X	X	X	X	X	X
Risk Oversight Experience	X	X	X	X	X	X	X	X	X
Technology (Consumer, Cybersecurity, Big Data, Social)	X			X	X				X	X
Race / Ethnicity
African American or Black										X
Alaskan Native or Native American
Asian	X				X
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White		X	X	X		X	X	X
Two or More Races or Ethnicities									X
LGBTQ+
Did Not Disclose Demographic Background
Gender Identity
Female	X	X	X						X	X
Male				X	X	X	X	X
Non-Binary
Did Not Disclose Gender
Years	<1	10	2	12	7	8	14	21	2	4

Board Composition

Our business and affairs are managed under the direction of our board of directors, which currently consists of 12 members, and will consist of 10 members effective as of the Annual Meeting. Our articles of incorporation and bylaws currently provide that our board of directors will consist of a number of directors, not less than three nor more than fourteen, to be fixed exclusively by resolution of the board of directors.

Our articles of incorporation currently provide, that as of the Annual Meeting, our board of directors will be no longer staggered, or classified, meaning that instead of consisting of three classes of directors, each serving staggered terms, all directors will be subject to annual election for one-year terms. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation, retirement, disqualification or removal. Any vacancies on our board of directors will be filled only by the affirmative vote of a majority of the directors then in office.

Director Independence

Our board of directors observes all applicable criteria for independence established by The Nasdaq Stock Market LLC and other governing laws and applicable regulations. No director or nominee will be deemed to be independent unless our board of directors determines that the director or nominee has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Messrs. Devine, Kim, Lathi, Markee, Ryan and Sargent and Mses. Barclay, Bowman, Vaughn and Washington are independent as defined under the corporate governance rules of The Nasdaq Stock Market LLC. Of these independent directors and nominees, our board has determined that: (i) Mses. Vaughn and Washington and Messrs. Lathi and Markee, who comprise our audit committee; (ii) Mses. Barclay and Washington and Messrs. Devine, Ryan and Sargent, who comprise our compensation committee; and (iii) Mses. Barclay and Bowman and Messrs. Kim, Ryan and Sargent, who comprise our nominating and corporate governance committee, each satisfy the independence standards for those committees established by the applicable rules and regulations of the SEC and The Nasdaq Stock Market LLC.

Board Leadership Structure and Board’s Role in Risk Oversight

Our board of directors has no policy with respect to the separation of the offices of Chief Executive Officer and Chairman of the board of directors. It is the board of directors’ view that rather than having a rigid policy, the board of directors, with the advice and assistance of the nominating and corporate governance committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our leadership structure separates the offices of Chief Executive Officer and Chairman of the board of directors, with Ms. Park serving as our Chief Executive Officer and Mr. Vellios serving as Executive Chairman of the board. We believe this is appropriate as it has provided Ms. Park with the ability to focus on our day-to-day operations and has allowed Mr. Vellios to successfully recruit, on-board, and transition leadership to a new Chief Executive Officer and to lead our board of directors in its fundamental role of providing advice to and oversight of management.

Our board of directors plays an active role in overseeing management of our risks. Our board of directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our audit committee oversees management of financial risks. Our nominating and corporate governance committee is responsible for managing risks associated with the independence of the board of directors. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our full board of directors keeps itself regularly informed regarding such risks through committee reports and otherwise.

We have also integrated governance processes into our overall risk management framework to enable our board of directors to oversee cybersecurity risk. The audit committee oversees management’s policies and procedures related to cybersecurity risk management and periodically reports to the board of directors. The Chairman of the audit committee acts as the lead with respect to direct oversight of management. Our board of directors considers cybersecurity risks through interaction with our management team and the audit committee, as well as through quarterly updates with our Chief Information Security Officer. Management informs the audit committee of material aspects of our cybersecurity program on a quarterly basis. This includes informing the audit committee on key strategic and operational goals, risk mitigation efforts, performance metrics, and descriptions and notification of emerging or existing risks as well as incidents impacting us.

Our board of directors, itself and through its nominating and corporate governance committee, also plays an active role in monitoring and motivating the Company’s environmental, social and governance (“ESG”) initiatives. For more information, please see the section titled “Environmental, Social & Governance Initiatives” below.

Compensation Risk Analysis

The compensation committee is aware that compensation arrangements, if not properly structured, may encourage inappropriate risk-taking. In designing our compensation programs, the compensation committee seeks to mitigate such risk in a variety of ways including by:

(a)	providing a meaningful portion of total compensation in the form of equity incentives that are earned over multiple years to encourage an appropriately long-term focus;

(b)	utilizing pre-established incentive pay and performance curves with fixed maximums;

(c)	annually evaluating compensation benchmarking for executive officer to ensure market reasonable compensation;

(d)	maintaining robust compensation committee oversight of executive compensation programs; and

(e)	employing a multi-dimensional assessment of Company and individual performance with respect to executive compensation matters.

Stock Ownership Guidelines

The Company has maintained stock ownership guidelines since 2017, which have been amended and restated from time to time. Pursuant to the guidelines, each of the Company’s executive officers is required to own shares of our common stock having an aggregate fair market value equal to or greater than the thresholds shown below (each as measured with reference to the base salary payable to each executive in the immediately preceding calendar year). In 2023, we increased the ownership requirements for certain executive and other officers and excluded stock options from the calculation of stock ownership. The current guidelines are shown below:

Title	Multiple of Base Salary
Chief Executive Officer	Six (6)
Chief Financial Officer	Three (3)
Chief Operating Officer	Three (3)
Other Executive Officers	Two (2)
Senior Vice Presidents	One (1)

We believe that our stock ownership guidelines provide significant incentives to ensure that the management team’s actions, and the actions of all those reporting to them, are focused on the creation of sustainable shareholder value and the avoidance of excessive risk.

For purposes of the guidelines, the base salary payable includes any base salary earned in a given calendar year (even if payment is deferred to a later calendar year), and the value of shares or other property received in lieu of base salary in a given calendar year. Compliance with the guidelines for a given calendar year is measured on the first trading day of the next calendar year, based on the average closing price of the Company’s common stock for the last twenty (20) trading days of the prior calendar year.

Under the guidelines, executive officers generally have five years from the date of hire to attain the specified level of equity ownership and three years from the date of a subsequent promotion to attain any increased level of equity ownership.

Under the guidelines, an executive’s holdings include shares held outright by the executive (and the executive’s spouse, minor children and trusts for the principal benefit of such individuals), including shares held under the Company’s 401(k) plan and non-qualified deferred compensation plan; shares underlying outstanding time-based restricted stock unit awards (whether or not vested); shares underlying outstanding performance-based restricted stock unit awards, but only to the extent applicable performance and time-based vesting conditions have been satisfied; and, in the discretion of the compensation committee, shares otherwise beneficially owned by the executive. Shares underlying a stock option, whether or not the stock option is vested, will not count toward an executive’s holdings unless and until the executive exercises the stock option and acquires those shares.

Effective as of March 2023, each executive officer must hold fifty percent (50%) of the net shares received (total shares less shares withheld or sold to satisfy any applicable exercise price or tax liability) from the exercise of stock options or settlement of time-based or performance-based restricted stock unit awards, until such executive officer has attained the specified level of ownership applicable to the executive’s position.

Compliance with the guidelines is measured as of the first trading day of the calendar year. As of January 2, 2025, all covered executives were in compliance with the guidelines.

Our board of directors may waive compliance with the guidelines on a case-by-case basis, but it is anticipated that waivers will be rare and, in the event of such a waiver, the board of directors will develop alternative ownership guidelines that reflect the intent of these guidelines and the executive’s personal circumstances. In February 2025, our board of directors approved a waiver until December 31, 2026 of the above-described 50% holding requirement with respect to Mr. Ronald J. Masciantonio, our Executive Vice President and General Counsel, requested by him incident to his divorce. The waiver is conditioned on Mr. Masciantonio continuing to hold shares having a fair market value at least equal to one times his base salary (the requirement applicable to him prior to his July 2024 promotion).

Clawback Policy

In September 2023, our board of directors approved a clawback policy applicable to our executive officers in compliance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated thereunder. The Company also maintains a separate clawback policy which applies to employees at the level of Vice President and above.

The policies, which are administered by our compensation committee, require the compensation committee to seek to recover incentive compensation (whether it was in the form of cash or equity) erroneously awarded during the prior three years to covered individuals in certain scenarios.

Firstly, the compensation committee is required to seek to clawback such compensation if the Company restates its financial statements to correct a material error and the amount of incentive compensation paid to a covered individual is greater than what he or she would have received under the corrected results. Secondly, the compensation committee may seek to clawback such compensation, if, the calculations with respect to any performance-based metric applicable to a covered individual’s incentive compensation are deemed to be materially inaccurate. And thirdly, the compensation committee may seek to clawback such compensation if a covered individual has engaged in (i) willful misconduct in connection with the covered individual’s performance of duties for the company, (ii) gross negligence (including a failure to supervise) in connection with the covered individual’s performance of duties for the company which has resulted in material financial or reputational harm to the company or its affiliates, or (iii) an act of fraud, misappropriation or embezzlement, whether or not such act is in connection with the covered individual’s performance of duties for the company.
Our compensation committee has the sole discretion in making all determinations under the clawback policies, including the method for recovering erroneously awarded compensation.
Awards under the Company’s cash bonus and equity incentive plans are made subject to any applicable clawback policies.
Insider Trading Policy and Restrictions on Hedging and Pledging
The Company maintains an Insider Trading Policy governing the purchase, sale and other dispositions of its securities by its directors, officers, crew and consultants who have access to material nonpublic information, as well as their family members who reside with them or whose transactions are directed, influenced or controlled by them (collectively, “covered persons”). The policy is designed to promote compliance with applicable insider trading laws, rules and regulations, and Nasdaq listing standards. The full text of the Company’s Insider Trading Policy was filed as Exhibit 19.1 to the Company’s Annual Report on Form
10-K for
the year ended February 1, 2025.
The Company considers it inappropriate for those employed by or associated with the Company to engage in certain transactions related to the Company’s securities which could result in their interests no longer being aligned with the same interests and objectives as other shareholders of the Company. Therefore, as part of our Insider Trading Policy, we impose certain restrictions on these individuals relating to short-sales of Company securities, transactions in derivatives of Company securities, and the hedging and pledging of Company securities.
Short Sales.
Short sales of Company securities by covered persons (sales of securities that are not then owned), including any “sale against the box” (a sale with delayed delivery), are prohibited.
Transactions in Derivatives.
Transactions in derivatives of the Company’s securities, including puts, calls and publicly traded options, are also prohibited.
Hedging.
Hedging transactions involving the Company’s securities privately, on an exchange or in any other organized market is prohibited.
Pledging.
Pledging the Company’s securities as collateral for indebtedness or for any other reason is prohibited.
Margin Accounts
. Purchasing the Company’s securities on margin (borrowing from a brokerage firm, bank or other entity) is prohibited.
Committees of the Board of Directors
The standing committees of our board of directors include: the audit committee, the compensation committee and the nominating and corporate governance committee. The composition and responsibilities of each standing committee are described below. Members will serve on these committees until their resignation or until otherwise determined by our board of directors. Current copies of the charters for each of these committees are available on our website at http://investor.fivebelow.com, under the “Governance” section.

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. The audit committee has the following responsibilities, among other things, as set forth in the audit committee charter:

•	selecting and hiring our independent registered public accounting firm and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	evaluating the qualifications, performance and independence of our independent registered public accounting firm;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures;

•	overseeing management of financial risks;

•

receiving regular reporting from management and periodically reviewing with management the Company’s cybersecurity and other information technology risks, controls and procedures, including the Company’s plans to mitigate cybersecurity risks and respond to data breaches;

•

overseeing our internal audit function and activities, including approving the selection, appointment and oversight of our internal auditor, with such auditor reporting directly to the audit committee, and approving the annual internal audit plan;

•	preparing the audit committee report required by the SEC to be included in our annual proxy statement;

•

discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results;

•	approving related party transactions; and

•	reviewing whistleblower complaints relating to accounting, internal accounting controls or auditing matters and overseeing the investigations conducted in connection with such complaints.

Our audit committee consists of Mses. Vaughn and Washington and Messrs. Lathi and Markee. Mr. Lathi has served as Chair of the audit committee since June 2022. All of the members of the audit committee are independent for purposes of serving on the audit committee and meet the requirements for financial literacy under the applicable rules and regulations of the SEC and The Nasdaq Stock Market LLC. Our board has determined that Messrs. Lathi and Markee are audit committee financial experts as defined under the applicable rules of the SEC and have the requisite financial sophistication defined under the applicable rules of The Nasdaq Stock Market LLC.

Compensation Committee

Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and crew. The compensation committee has the following responsibilities, among other things, as set forth in the compensation committee’s charter:

•

reviewing and approving compensation of our executive officers, including annual base salary, annual incentive bonuses, specific goals, equity compensation, and any other benefits, compensation or arrangements;

•

reviewing and recommending the terms of offer letters, employment agreements, termination agreements or arrangements, change in control arrangements, indemnification agreements and other material agreements with our executive officers;

•	reviewing succession planning for our executive officers;

•	reviewing and recommending compensation goals, bonus and stock-based compensation criteria for our crew;

•	reviewing and recommending the appropriate structure and amount of compensation for our directors;

•	overseeing the management of risks relating to our executive compensation plans and arrangements;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” required by SEC rules;

•	preparing the compensation committee report required by the SEC to be included in our annual proxy statement;

•

overseeing compliance with the SEC’s and The Nasdaq Stock Market LLC’s rules and regulations regarding shareholder approval of certain executive compensation matters, including advisory votes on compensation and approval of equity compensation plans; and

•	administering, reviewing and making recommendations with respect to our equity compensation plans.

Our compensation committee consists of Mses. Barclay and Washington and Messrs. Devine, Ryan and Sargent. Mr. Devine has served as Chair of the compensation committee since June 2022. All of the members of the compensation committee are independent under applicable rules and regulations of the SEC and The Nasdaq Stock Market LLC. The compensation committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the compensation committee may deem appropriate in its sole discretion.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for making recommendations regarding candidates for directorships and the size and composition of our board, as well as overseeing the Company’s significant strategies, programs, policies and practices relating to sustainability and corporate responsibility. Among other matters, the nominating and corporate governance committee is responsible for the following as set forth in the nominating and corporate governance committee charter:

•	assisting our board of directors in identifying prospective director nominees and recommending nominees for each annual meeting of shareholders to our board of directors;

•	reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our board of directors;

•	managing risks associated with the independence of the board of directors;

•	evaluating and making recommendations as to the size and composition of the board of directors;

•	overseeing the evaluation of our board of directors and management; and

•	recommending members for each committee of our board of directors;

•

reviewing with management significant Company strategies, policies programs and practices relating to sustainability (including environmental and human rights issues and impacts) and corporate responsibility in furtherance of the Company’s business strategy, values and purpose;

•	reviewing with management the Company’s work with industry organizations and non-governmental organizations;

•

reviewing developments in legislation, regulation, litigation, emerging issues and best practices in the fields of corporate citizenship and sustainability that are identified by the board of directors, management or the nominating and corporate governance committee;

•	receiving from management and reviewing relevant sustainability and corporate responsibility reports involving the Company or other industry leaders or competitors; and

•

reviewing press releases, disclosures and other announcements to be made by the Company regarding the Company’s strategies, policies, programs and practices relating to sustainability and corporate responsibility.

Our nominating and corporate governance committee consists of Mses. Barclay and Bowman and Messrs. Kim, Ryan and Sargent. Ms. Barclay has served as Chair of the nominating and corporate governance committee since June 2021. All of the members of the nominating and corporate governance committee are determined to be independent under applicable rules and regulations of the SEC and The Nasdaq Stock Market LLC.

Meetings and Attendance

During fiscal 2024, there were seven meetings of the board of directors, six meetings of the audit committee, four meetings of the compensation committee and three meetings of the nominating and corporate governance committee. Each of our directors attended at least 75% of the aggregate meetings of the board of directors and the committees of the board of directors on which they served during the period in which they served in fiscal 2024. In addition, the independent directors meet in executive session at least twice per year without the presence of management. The Chair of the nominating and corporate governance committee chairs these executive sessions of independent directors.

Our board of directors expects its members to attend the annual meetings of shareholders. All of our directors then serving attended the 2024 annual meeting of shareholders. The Company expects that all of its directors will attend this year’s Annual Meeting.

Director Compensation

In fiscal 2023, we engaged Meridian Compensation Partners, LLC (“Meridian”), the compensation committee’s independent advisor, to review the competitiveness of compensation provided to the board. Based on Meridian’s assessment and the board’s comparison to market, effective June 11, 2024, the board increased the annual cash retainer by $5,000, increased the annual equity grant by $10,000, and increased each of the committee Chair’s annual cash retainers by $5,000.

Accordingly, each of our non-employee directors is now entitled to the following pursuant to our Compensation Policy for Non-Employee Directors:

•	an annual cash retainer of $90,000 (previously $85,000), paid quarterly, appropriately pro-rated for partial quarters served;

•	an additional annual cash retainer of $80,000 for the non-executive Chairman of the board, paid quarterly, appropriately pro-rated for partial quarters served;

•

an additional annual cash retainer of $35,000 (previously $30,000) for the audit committee Chair, $30,000 (previously $25,000) for the compensation committee Chair and $25,000 (previously $20,000) for the nominating and corporate governance committee Chair, paid quarterly, appropriately pro-rated for partial quarters served; and

•

an annual equity grant with a fair market value of $175,000 (previously $165,000) in the form of restricted stock units vesting on the date of the next annual meeting, with an additional restricted stock unit grant with a fair market value of $150,000 for the non-executive Chairman of the board with the same vesting terms.

•

If a person becomes a member of the board (including non-executive Chairman of the board) at least 90 days prior to an annual meeting, such person will receive an initial grant of restricted stock units having a Fair Market Value equal to the annual award (and the additional award for the non-executive Chairman, if applicable), appropriately prorated based on the number of days from such person’s commencement of service until the next annual meeting date over 365, and vesting on the next annual meeting date.

In addition, in fiscal 2024, the board approved the payment of an additional cash retainer of $30,000 to each of Ms. Bowman and Mr. Ryan, in compensation for additional time that each of them spent on board matters in excess of their ordinary board duties and committee assignments.

Each non-employee director has the option to receive some or all of his or her cash retainer in the form of shares of our common stock. Directors do not receive a fee for attending meetings, but they are entitled to reimbursement of travel expenses relating to their service.

No changes to director compensation for fiscal 2025 are currently anticipated.

The following table sets forth information on the compensation of all our non-employee directors for fiscal 2024.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	All Other Compensation ($)	Total ($)
Kathleen S. Barclay	111,000	174,945	—	285,945
Karen Bowman	118,000	174,945	—	262,945
Michael F. Devine III	116,000	174,945	—	290,945
Bernard Kim	88,000	174,945	—	262,945
Dinesh S. Lathi	121,000	174,945	—	295,945
Richard L. Markee	88,000	174,945	—	262,945
Thomas M. Ryan	118,000	174,945	—	262,945
Ronald L. Sargent	88,000	174,945	—	262,945
Mimi E. Vaughn	88,000	174,945	—	262,945
Zuhairah S. Washington	88,000	174,945	—	262,945

(1)

Cash fees include annual director’s retainer (including an additional cash retainer for Ms. Bowman and Mr. Ryan) and, where applicable, committee Chair fees. Messrs. Lathi, Markee and Ryan, and Mses. Barclay and Vaughn elected to receive part of their fees in shares of Company stock in the following amounts: $115,597 for Mr. Lathi, $86,815 for Mr. Markee, $86,308 for Mr. Ryan, and $56,935 for Ms. Barclay and $44,574 for Ms. Vaughn.

(2)

The amounts reported in this column reflect the fair value on the grant date of the restricted stock unit awards granted in fiscal 2024 computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of restricted stock unit awards contained in Note 1 and Note 8 to the consolidated financial statements included as a part of the 2024 Form 10-K, filed with the SEC on March 20, 2025. The aggregate number of shares subject to restricted stock units outstanding at fiscal year-end for each non-employee director was as follows: 1,454 units for each of Mses. Barclay, Bowman, Vaughn and Washington and Messrs. Devine, Kim, Lathi, Markee, Ryan and Sargent, each of which will vest on the date of the Annual Meeting.

Compensation of Chairman

As noted earlier in this Proxy Statement, Mr. Vellios ceased to be a non-employee director in July 2024, when he was appointed to an executive role. In accordance with SEC guidance, Mr. Vellios’ compensation for all of fiscal 2024 (including compensation received for service as a non-employee director, prior to his appointment to an executive role) is not reported in the director compensation table above and is instead reported in the Summary Compensation Table below.

Director Stock Ownership Guidelines

Our non-employee directors are subject to stock ownership guidelines. Pursuant to the guidelines, each non-employee director is required to own shares of our common stock having an aggregate fair market value equal to or greater than five times the highest annual cash retainer payable to a non-employee director in the preceding calendar year pursuant to the Compensation Policy for Non-Employee Directors. For purposes of the guidelines, the highest annual cash retainer will include any cash retainer payable in a given calendar year (even if the payment of which is deferred to a later calendar year) and the value of shares or other property received in lieu of a cash retainer in a given calendar year.

Any non-employee director serving at the time the guidelines were adopted in 2014 was given five years from the adoption of the guidelines to attain the specified level of equity ownership. Any non-employee director appointed or elected following the adoption of the guidelines is given five years from the date of such appointment or election to attain the specified level of equity ownership. Compliance with the stock ownership guidelines is measured annually on the first trading day of each calendar year, using the closing price of the Company’s common stock on that day. As of January 2, 2025, all non-employee directors for whom the stock ownership guidelines were effective were in compliance.

For purposes of the guidelines, a non-employee director’s holdings include: shares held outright by the non-employee director; vested restricted shares and shares subject to vested but unsettled restricted stock units held by the non-employee director; and, in the discretion of the compensation committee, shares otherwise beneficially owned by the non-employee director. Our board of directors may waive compliance with the guidelines on a case by case basis, but it is anticipated that waivers will be rare and in the event of such a waiver, the board of directors will develop alternative ownership guidelines that reflect the intent of these guidelines and the non-employee director’s personal circumstances.

Compensation Committee Interlocks and Insider Participation

During fiscal 2024, Mses. Barclay and Washington, and Messrs. Devine, Ryan and Sargent served as members of the compensation committee. We have indemnification agreements with each of our directors, including Mses. Barclay and Washington, and Messrs. Devine, Ryan and Sargent, which provide such directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Pennsylvania law. See “Certain Relationships and Related Party Transactions” for more information.

None of these individuals was at any time an officer or a crew member of Five Below. In addition, none of our executive officers currently serves, or in fiscal 2024 served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Communications with the Board of Directors

Shareholders may initiate in writing any communication with our board of directors or any individual director by sending the correspondence to our Corporate Secretary, c/o Five Below, Inc., 701 Market Street, Suite

300, Philadelphia, Pennsylvania 19106. This centralized process assists our board of directors in reviewing and responding to shareholder communications in an appropriate manner. Any communication should not exceed 500 words in length and must be accompanied by the following information:

•	a statement of the type and amount of our securities that the person holds;

•	any special interest of the shareholder in the subject matter of the communication (i.e., not in such person’s capacity as one of our shareholders); and

•	the name, address, telephone number and e-mail address, if any, of the person submitting the communication.

All communications that comply with the above procedural requirements will be relayed to the appropriate member of the board of directors. We will not forward any communications:

•

regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to our securityholders or other constituencies generally;

•	that advocate our engaging in illegal activities;

•	that, under community standards, contain offensive, scurrilous or abusive content; or

•	that have no rational relevance to our business or operations.

Director Nomination Process

Minimum Qualifications of Directors

The nominating and corporate governance committee of the board of directors is responsible for facilitating director assessments, identifying skills and expertise that candidates should possess, and screening, selecting and recommending candidates for approval by the board of directors. The nominating and corporate governance committee may solicit recommendations for nominees from other members of the board and management. Our nominating and corporate governance committee may also retain professional search firms to identify candidates. The nominating and corporate governance committee seeks to identify as candidates for director persons with a reputation for and record of integrity and good business judgment. The nominating and corporate governance committee considers the nature of the expertise and experience required for the performance of the duties of a director of the Company, and such matters as the candidate’s relevant business and industry experience, professional background, age, current employment, community service and other board service. The nominating and corporate governance committee shall also consider the racial, ethnic and gender diversity of the board.

At a minimum, each director will be expected to:

•	understand the Company’s business and the industry in general;

•	have experience in positions with a high degree of responsibility and be leaders in the organizations in which they are affiliated;

•	be free from conflicts of interest that could interfere with a director’s duties to the Company;

•	regularly attend meetings of the board and of any committees on which the director serves;

•	review in a timely fashion and understand materials circulated to the board regarding the Company or the industry;

•	participate in meetings and decision-making processes in an objective and constructive manner; and

•	be reasonably available, upon request, to advise the Company’s officers and management.

In addition, the nominating and corporate governance committee may consider the following criteria, among others the nominating and corporate governance committee shall deem appropriate, in recommending candidates for election to the board of directors:

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience in the Company’s industry;

•	experience as a board member of another publicly held company;

•	diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members;

•	practical and mature business judgment;

•	global experience; and

•	level of financial literacy.

Due consideration will be given to the board’s overall balance of diversity of perspectives, backgrounds and experiences (including, without limitation, gender, sexual orientation and identity, racial and ethnic diversity).

If the nominating and corporate governance committee decides, on the basis of its preliminary review of a candidate, to proceed with further consideration of a candidate, the nominating and corporate governance committee will assemble information concerning the background and qualifications of the candidate. The nominating and corporate governance committee may solicit the views of the Company’s senior management and other members of the board of directors regarding the qualifications and suitability of candidates. A member or members of the nominating and corporate governance committee will then interview the candidate. The nominating and corporate governance committee may also elect to contact other sources as it deems appropriate to solicit additional information on the candidate. Based on all available information and relevant considerations, the nominating and corporate governance committee will select a candidate who, in the view of the nominating and corporate governance committee, is most suited for membership on the board.

Shareholder Nominations of Directors and Other Business

Our bylaws provide procedures by which a shareholder may nominate individuals for election to our board of directors at any meeting of shareholders or bring business before an annual meeting of shareholders. A shareholder desiring to nominate a director for election to our board of directors, or to bring any other proper business before an annual meeting of shareholders, should deliver a written notice to our Corporate Secretary at our principal executive offices at 701 Market Street, Suite 300, Philadelphia, Pennsylvania 19106, no later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year’s annual meeting of shareholders. In the event that the date of the annual meeting of shareholders is more than 30 days before or more than 60 days after the anniversary of the preceding year’s annual meeting of shareholders, notice by the shareholder must be so received not earlier than the 90th day prior to the annual meeting of shareholders and not later than the later of the 60th day prior to the annual meeting of shareholders or the 15th day following the day on which public announcement of the date of the meeting is first made by the Company. In the event that a special meeting of shareholders is called at which directors are to be elected pursuant to the notice of that meeting, a shareholder desiring to nominate a director for election to our board of directors at that meeting should deliver a notice to our Corporate Secretary at our principal executive offices at 701 Market Street, Suite 300, Philadelphia, Pennsylvania 19106, not later than the later of the 60th day prior to that meeting or the 15th day after the public announcement of the date of the meeting and of the nominees proposed by the board to be elected at such meeting nor earlier than the 90th day prior to that special meeting.

A shareholder’s notice shall set forth:

•

as to each person whom the shareholder proposes to nominate for election or re-election as a director: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) a description of any arrangements or understandings among the shareholder and each such person and any other person with respect to such nomination, and (iii) the consent of each such person to being named in the proxy statement as a nominee and to serving as a director of the Company if so elected;

•

as to any other business that the shareholder proposes to bring before an annual meeting of shareholders: (i) a brief description of the business desired to be brought before the meeting, (ii) the reasons for conducting such business at the meeting, and (iii) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

•

as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (i) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner; (ii) the class and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner; and (iii) a representation that such shareholder and beneficial owner intend to appear in person or by proxy at the meeting.

Candidates proposed by shareholders in accordance with the procedures set forth in the Company’s bylaws will be considered by the nominating and corporate governance committee under criteria similar to the evaluation of other candidates set forth above in “Minimum Qualifications of Directors,” except that the nominating and corporate governance committee may consider, as one of the factors in its evaluation of shareholder recommended nominees, the size and duration of the interest of the recommending shareholder or shareholder group in the equity of the Company. The nominating and corporate governance committee may also consider the extent to which the recommending shareholder intends to continue holding its interest in the Company.

Code of Business Conduct and Ethics

Our code of business conduct and ethics applies to all of our crew, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at http://investor.fivebelow.com, under the “Governance” section. Disclosure regarding any amendments to the code, or any waivers of its requirements for an executive officer or director, will be included in a current report on Form 8-K within four business days following the date of the amendment or waiver, unless posting such information on our website will then satisfy the rules of The Nasdaq Stock Market LLC.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines that serve as a flexible framework within which our board of directors and its committees operate. These guidelines cover a number of areas including the size and composition of the board, board membership criteria and director qualifications, director responsibilities, board agenda, roles of the Chairman of the board and the Chief Executive Officer, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines is available on our website at http://investor.fivebelow.com, under the “Governance” section.

Our Purpose and Environmental, Social & Governance Initiatives

Five Below is a purpose driven organization strongly rooted in “The Five Below Way” and our five core values which guide every day.

Why We Exist - Our Purpose -	What We Believe - The Five Below Way -	How We Behave - Our Five Core Values -

Five Below knows life is way better when you’re free to Let Go and Have Fun in an amazing experience filled with unlimited possibilities priced so low we make it easy to say YES! to the newest, coolest stuff!

We are an Adopted Family. One who actively participates and leans in to support each other and our business.

In this family, we value every individual for their uniqueness and potential. We know Five Below is strongest when our teams reflect the diversity of the communities we serve and our crew members can bring their whole authentic self to work, do what they do best, feel that they truly belong and grow every single day.

We live our purpose through five core values. These values guide all of our decisions and actions.

•  Wow Our Customers

•  Unleash Your Passion

•  Hold the Penny Hostage

•  Achieve the Impossible

•  Work Hard, Have Fun and Build a Career

In connection with our strong foundational purpose and values, management, at the direction and subject to the oversight of our board of directors and its nominating and corporate governance committee, is engaged in an ongoing effort to continually evaluate and improve in the areas of environmental, social and governance (“ESG”) matters.

In the past year, the Company has taken a variety of additional steps forward as it continues on its ESG journey:

(1)	Environmental:

a.	Engagement of an ESG: The Company is actively engaged with a third-party advisor to assist in the further development of its ESG initiatives.

b.

Greenhouse Gas and Energy Management: The Company is working to collect and calculate scope 1 and 2 emissions ahead of the reporting requirements under California’s emissions disclosure laws, rules and regulation. We intend to continue this work and disclose results as required.

c.

Commitment to Chemical of Concern Review and Disclosure: In December 2021 and January 2022, the Company engaged in a constructive dialogue with a number of investors led by Trinity Health regarding the desirability of public disclosure by the Company as to the “processes to assess and manage risks and/or hazards associated with chemicals in products.” As a result of that dialogue, the Company has adopted the SASB standard for the purposes of assessing and managing the risks and/or hazards associated with chemicals of high concern in its private label products. This disclosure was included in our 2024 ESG Update and will be updated annually in line with our ESG Update.

The Company undertook the effort to analyze the exposure to chemicals of concern in our private label products for the first time in 2022 and repeated this work in 2023. The Company published a Chemical Management Policy for Private Label Products and Restricted Substances List that aims to have its private label vendors avoid or reduce the use of certain ingredients which may have the potential to present health risks to its customers.

(2)	Social:

a.

Annual Crew Engagement Survey: The Company engages its crew in a variety of ways including: conducting an annual crew survey to directly engage with, and collect feedback, from crew; maintaining an open-door policy for crew to report concerns, and providing an anonymous reporting hotline, available in multiple languages and managed by an independent company not affiliated with the Company, to allow crew to voice concerns freely.

The annual crew survey results help Company management understand the crew experience, evaluate performance, identify strengths, and pinpoint opportunities for improvement. Starting in fiscal 2020, the Company partnered with Gallup, Inc, a global analytics and advice firm, to monitor and improve the engagement of its workforce. The Company utilizes the survey results to identify strengths and weaknesses and create action plans to improve engagement and, ultimately, team performance.

Between 2021 and 2024, a high percentage of the Company’s crew participated in the survey, and the results demonstrated that overall engagement levels exceed Gallup’s averages in retail, in the United States and worldwide. The results also reflected that the Company is a mission-driven company with crew response on the Company’s strength of purpose far exceeding Gallup’s measurement for world class.

b.

Crew Turnover: Retention of talented crew is an important focus for the Company. Company management, therefore, monitors crew turnover, particularly at the store management level and employ various strategies to strive to improve our turnover rate.

c.

Data Privacy & Security: The Company remains committed to protecting the data of our customers and crew. In addition to training and regular phishing tests for our corporate crew members, our board of directors maintains oversight of cybersecurity, and our audit committee reviews cybersecurity risks at all regular meetings. At the management level, our Chief Information Security Officer oversees a robust privacy policy and set of controls to mitigate data security risks.

d.

Community Giving: In 2023, we publicly launched the Five Below Foundation, a separately governed 501(c)(3) private foundation, giving charitable grants and donations to nonprofit organizations and community partners across five key pillars.

(3)	Governance:

a.

Shareholder Engagement: In order to gather investor feedback on executive compensation as well as broader ESG strategy, the Company periodically offers to engage with its major shareholders. Company management welcomes the input of shareholders and will intend to continue this engagement on an annual basis.

b.

Board Oversight of ESG: The nominating and corporate governance committee is responsible for reviewing press releases, disclosures and other announcements to be made by the Company regarding the Company’s strategies, policies, programs and practices relating to sustainability and corporate responsibility.

The Company’s progress on ESG initiatives to date is summarized on our website at https://investor.fivebelow.com/governance/ESG/default.aspx, under the “ESG” section.

AUDIT COMMITTEE REPORT

The audit committee of the board of directors assists the board of directors in performing its oversight responsibilities for our financial reporting process and audit process as more fully described in the audit committee’s charter. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue reports thereon.

In the performance of its oversight function, the audit committee reviewed and discussed our audited financial statements and reporting process for the fiscal year ended February 1, 2025, including internal controls over financial reporting, with management and with our independent registered public accounting firm. In addition, the audit committee discussed with our independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees. The audit committee has also received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the accounting firm’s communications with the audit committee concerning independence and has discussed with our independent registered public accounting firm that firm’s independence and considered whether any non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.

Based on the review and discussions with management and our independent registered public accounting firm described above, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended February 1, 2025 filed with the SEC.

Audit Committee

Dinesh S. Lathi, Chair

Richard L. Markee

Mimi E. Vaughn

Zuhairah S. Washington

The foregoing report of the audit committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussion with management, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Michael F. Devine, III, Chair

Kathleen S. Barclay

Thomas M. Ryan

Ronald L. Sargent

Zuhairah S. Washington

The foregoing report of the compensation committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

EXECUTIVE OFFICERS

Kenneth R. Bull. Mr. Bull, 62, has served our Chief Operating Officer since March 2023, having previously served as our Chief Financial Officer and Treasurer since 2012. From July 2024 to December 2024, Mr. Bull also served as our interim President and Chief Executive Officer. He joined the Company as Senior Vice President, Finance in 2005 and has also served as our Secretary. Previously, Mr. Bull was the Finance Director and Treasurer for Urban Outfitters, Inc., a specialty lifestyle merchandising retailer, from 1999 to 2003, and the Vice President, Finance and Controller for Asian American Partners d/b/a Eagle’s Eye, a wholesaler and retailer of women’s and children’s better apparel from 1991 to 1999.

Kristy Chipman. Ms. Chipman, 53, joined the Company as Chief Financial Officer and Treasurer in July 2023. Prior to joining the Company, Ms. Chipman served as Executive Vice President, Chief Financial Officer and Chief Operating Officer of Ruth’s Hospitality Group, Inc., a fine dining steakhouse company, from November 2020, and as Chief Financial Officer of Orangetheory Fitness, a global fitness franchise, from September 2019 to October 2020. Previously, Ms. Chipman served as Vice President, Finance, International and information Technology and later Vice President, Finance and Treasurer at Domino’s Pizza, a leading pizza delivery company, from August 2016 to August 2019. Prior to that, Ms. Chipman served in a variety of roles at McDonald’s Corporation and as an auditor at Crowe Chizek, an accounting firm.

Maureen “Molly” M. Gellerman. Ms. Gellerman, 53, joined the Company as Vice President of Human Resources in August 2022 and was promoted to her current role of Chief Human Resources Officer in February 2025. Prior to joining the Company, Ms. Gellerman served as Vice President of Human Resources at Domino’s, a global quick service restaurant, from 2016 to 2022. Previously, she served as Sr. Director of Human Resources at Target Corporation, a Minneapolis-based retailer for fifteen years. Ms. Gellerman serves on the board of the Five Below Foundation, a 501(c)(3) organization dedicated to supporting neighborhoods and nonprofit organizations nationwide.

Jacob K. Hawkins. Mr. Hawkins, 59, joined Five Below in March 2025 and serves as the Chief Marketing and Omnichannel Officer. Prior to joining Five Below, Mr. Hawkins held the role of Chief Marketing Digital and Omni Officer at Forever 21. Previously, Mr. Hawkins was the Chief Marketing and Digital Officer at Belk. Mr. Hawkins is a customer champion with deep experience connecting store and digital experiences, to create a seamless omni experience.

George S. Hill. Mr. Hill, 59, has served as our Chief Retail Officer since April 2022, having joined the Company as Executive Vice President of Operations in May 2017. Prior to joining the Company, Mr. Hill served as Senior Vice President, Retail Operations for Dick’s Sporting Goods, a sporting goods retailer, from 2014 to 2017. Previously, Mr. Hill was a Senior Vice President at Office Depot, an office supply retailer, from 2004 to 2014.

Amit Jhunjhunwala. Mr. Jhunjhunwala, 46, joined the Company as Chief Information Officer in January 2023, bringing over 20 years of global experience delivering large scale digital transformation programs and leading large application development teams. Prior to joining the Company, Mr. Jhunjhunwala was a technology executive at Adidas, where he spent the majority of his career, most recently serving as CIO of Adidas’s North America Division.

Ronald J. Masciantonio. Mr. Masciantonio, 48, joined the Company as Senior Vice President and General Counsel in August 2018 and was promoted to Executive Vice President, General Counsel & New Business Development in July 2024. Prior to joining the Company, Mr. Masciantonio served as Executive Vice President, Chief Administrative Officer and General Counsel of Destination Maternity Corporation, a global leader in maternity apparel, from 2006 to 2018. Previously, he served as Assistant General Counsel at Taylor Nelson Sofres, a global market research company, and as an Associate at Pepper Hamilton LLP (now Troutman Pepper Locke LLP). Mr. Masciantonio serves as President and Director of the Five Below Foundation. Additionally, he

is a Director and Secretary of the Retail Litigation Center, the sole organization advocating for the retail industry’s priorities within the federal and state judiciary.

Graham Poliner. Mr. Poliner, 44, joined Five Below in September 2020 and serves as the Chief Strategy, Business Intelligence, and Analytics Officer. Prior to joining Five Below, Mr. Poliner held the role of SVP of Analytics and Inventory Management at Macy’s. Previously, Mr. Poliner was a consultant with Kurt Salmon where he led engagements for clients in the retail and consumer products industries.

Eric M. Specter. Mr. Specter, 67, joined the Company as Chief Administrative Officer in July 2014. Prior to joining the Company, Mr. Specter served as Executive Vice President and Chief Integration Officer of Ascena Retail Group, Inc. (“Ascena”), a specialty clothing, shoes and accessories retailer, from 2012 to 2014. Previously, Mr. Specter served as Executive Vice President and Chief Financial Officer of Charming Shoppes, Inc., a specialty apparel retailer, from 1997 until it was acquired by Ascena in 2012.

Thomas G. Vellios. Mr. Vellios, 70, is the co-founder of Five Below and has served as our Executive Chairman since December 2024. He previously served as our Interim Executive Chairman from July 2024 until December 2024, and prior to that served as our Non-Executive Chairman from June 2018 to July 2024, and our Executive Chairman from February 2015 until June 2018. He has also served as one of our directors since our incorporation in 2002 and as our Chief Executive Officer from 2002 until January 2015. Mr. Vellios also served as our President from 2005 until June 2014. Previously, Mr. Vellios served as President, Chief Executive Officer and a director of Zany Brainy, Inc. Prior to joining Zany Brainy, Mr. Vellios served as Senior Vice President, General Merchandise Manager at Caldor, a regional discount chain and a division of the May Company. On April 28, 2025, Mr. Vellios informed our board of directors of his intention not to stand for re-election at the Annual Meeting and to resign from employment with us effective as of the date of the Annual Meeting.

A biography for Ms. Park is included under the heading “Board of Directors.”

Our executive officers are appointed by our board of directors and serve until their successors have been duly appointed and qualified or their earlier resignation or removal.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

We are committed to providing a compensation program for our executive officers that is aligned with the strategic direction of our business, motivates our executive officers to achieve our Company goals, and rewards them for creating value for our shareholders. This Compensation Discussion and Analysis (“CD&A”) provides an overview of our executive compensation program and how the compensation provided to our named executive officers was determined in fiscal 2024.

Our named executive officers for fiscal 2024 (collectively referred to as the Named Executive Officers or “NEOs”) are:

Name	Title
Thomas G. Vellios[1]	Executive Chairman
Winnie Y. Park[2]	Chief Executive Officer & President
Kenneth R. Bull[3]	Chief Operating Officer
Kristy Chipman	Chief Financial Officer and Treasurer
George Hill	Chief Retail Officer
Eric M. Specter	Chief Administrative Officer
Joel D. Anderson[4]	Former President and Chief Executive Officer
Michael F. Romanko[5]	Former Chief Merchandising Officer

1

Mr. Vellios resumed employment with us as our Interim Executive Chairman on July 15, 2024, and as our Executive Chairman on December 16, 2024. His employment with us will end when his current term on the board of directors ends at the Annual Meeting.

2	Ms. Park commenced employment with us as our Chief Executive Officer & President on December 16, 2024.
3	Mr. Bull also served as our Interim President and Chief Executive Officer from July 15, 2024 to December 15, 2024.
4	Mr. Anderson resigned from employment with us on July 15, 2024.
5	Mr. Romanko’s employment with us terminated on November 17, 2024.

This CD&A focuses on the Company’s fiscal 2024 compensation programs, actions and outcomes relative to the Company’s fiscal 2024 performance.

Fiscal 2024 Compensation Highlights

Our compensation program for the NEOs is driven by the need to recruit, develop, motivate, and retain top talent both in the short- and long-term and also align the interests of NEOs and shareholders. Key actions taken in fiscal 2024 include:

•

Base Salary Adjustments: In consideration of market compensation levels and their ongoing contributions to our success, we made the following base salary adjustments at the start of fiscal 2024 for NEOs then in service:

Named Executive Officer	2023 Base Salary (Rate)	2024 Base Salary (Rate)	Percent Change
Joel Anderson	$1,250,000	$1,300,000	4.00%
Kenneth R. Bull	$750,000	$775,000	3.33%
Kristy Chipman	$600,000	$650,000	8.33%
George Hill	$675,000	$700,000	3.70%
Michael F. Romanko	$725,000	$750,000	3.45%
Eric M. Specter	$635,000	$650,000	2.36%

•	2024 Annual Incentives:

◾	2024 annual incentive metrics were post-incentive adjusted operating income and total Company sales (referred to as “net sales”), equally weighted.

◾

The compensation committee increased Mr. Anderson’s target annual incentive opportunity from 150% to 175% of base salary. Mr. Anderson forfeited his 2024 annual incentive opportunity upon his departure from the Company.

◾

Other NEOs were either not eligible for a 2024 annual incentive opportunity due to their role (Mr. Vellios) or start date (Ms. Park), or forfeited their 2024 annual incentive opportunity in exchange for the special retention awards discussed below. Therefore, there was no annual incentive payout to NEOs for fiscal 2024.

•	Long-term Equity Incentive Grants:

◾

In March 2024, the compensation committee granted equity awards to each NEO consisting of time-vesting restricted stock units (“RSUs”) with a 25% weighting and performance-based restricted stock units (“PRSUs”) with a 75% weighting.

•	The RSUs vest 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversaries of the grant date, generally contingent on continued employment with the Company.

•

The PRSUs may be earned based on performance over a three-year period, with 50% based on the achievement of cumulative operating income goals and 50% based on relative total shareholder return (“TSR”) goals, and with vesting generally contingent on continued employment with the Company.

•

Response to CEO Departure: Mr. Anderson resigned from employment without good reason in July 2024 and did not receive severance benefits in connection with his resignation. Following Mr. Anderson’s departure, Mr. Bull was appointed to serve as our Interim President and Chief Executive Officer and Mr. Vellios was appointed to serve as our Interim Executive Chairman. At that time, the compensation committee took the following actions to retain and motivate our named executive officers:

◾

Special Retention Program: In July 2024, the compensation committee implemented a retention program with both cash and equity components. Each of Ms. Chipman and Messrs. Bull, Romanko, Hill and Specter received:

•	RSUs with a grant date value of $1,200,000 ($1,600,000 for Mr. Bull) vesting in installments over two years.

•	A cash retention bonus opportunity of $300,000 ($400,000 for Mr. Bull), payable if the executive remains in service through the end of fiscal 2024.

◾

Mid-Year Salary Adjustments: In July 2024, the compensation committee approved the following mid-year base salary adjustments to acknowledge the additional responsibilities being assumed by these NEOs and/or to aid in their retention:

Named Executive Officer	Original 2024 Base Salary (Rate)	Adjusted 2024 Base Salary (Rate)	Percent Change
Kenneth R. Bull	$775,000	$825,000	6.45%
Kristy Chipman	$650,000	$700,000	7.69%
Michael F. Romanko	$750,000	$800,000	6.67%

◾	Special PRSU Awards: In July 2024, the compensation committee approved special PRSU awards to each of Messrs Bull and Romanko in recognition of their mission critical roles and to encourage their continued focus on corporate performance during the period of leadership transition:

•

Each executive received an award of a target number of units determined by dividing $1,000,000 by the closing price of our common stock on the grant date. The ultimate payout for each award could vary between zero and 200% of target number of units, depending on comparable sales results for the fourth quarter of fiscal 2024 and the first two quarters of fiscal 2025.

◾

Interim Executive Chair Appointment: Following Mr. Vellios’ appointment as Interim Executive Chair, the compensation committee and our board approved the following compensation for his service in that role:

•

Cash and equity compensation equal to, and on terms consistent with, the cash retainers and annual stock awards he received as Non-Executive Chairman ($170,000 in annual base cash compensation, and an annual RSU award with a grant date value of $325,000 and one-year vesting);

•	An RSU award with a grant date value of $2,000,000, vesting in one year; and

•	Reimbursement of work-related private travel expenses and related taxes through the end of fiscal 2024, up to a maximum of $500,000.

•

Departure of Chief Merchandising Officer. Mr. Romanko’s employment with us terminated in November 2024. In exchange for a one-time payment of $821,445, Mr. Romanko agreed to provide an eight month period of transition assistance to us, agreed not to disparage us, reaffirmed his obligation not to compete with us, agreed to forfeit all then outstanding incentive awards (including all cash awards, RSUs and PRSUs issued to him in connection with the special retention program described above), and agreed to release all claims and potential claims against us (including any claims for benefits under our Executive Severance Plan).

•

CEO Hire: In December 2024, Winnie Park was appointed to serve as our new President and Chief Executive Officer. In connection with her appointment, the Company entered into a letter agreement with Ms. Park to set forth the initial terms of her employment and compensation, as approved by the board and compensation committee. Ms. Park had an initial base salary of $1,100,000 per year and a target payout under our annual incentive plan equal to 125% of her base salary (provided that her actual payout for any year may range from zero to 200% of target, depending on actual individual and/or corporate performance). In addition, Ms. Park received (i) in 2024, a new hire equity grant of RSUs with a grant date value of $1,000,000, vesting over two years, and (ii) a commitment for 2025 long-term incentives awards with a grant date value of $4,000,000 and with terms otherwise consistent with those applicable to 2025 long-term incentive awards made to other NEOs. Thus, for 2025, Ms. Park’s target direct compensation (i.e., base salary, target annual incentive opportunity, and grant date value of annual long-term incentive awards) is expected to be $6,475,000.

•

(Non-Interim) Executive Chair Compensation: Upon the hire of our new CEO, in December 2024, Mr. Vellios’ role as Executive Chairman ceased to be interim in nature. In recognition of his on-going responsibilities, the compensation committee and our board determined that Mr. Vellios will continue to receive cash and equity compensation equal to, and on terms consistent with, the cash retainers and annual stock awards he received as Non-Executive Chairman. In addition, Mr. Vellios was then awarded additional RSUs with a grant date value of $3,000,000, vesting in one year. The Company then also agreed to a continue to reimburse Mr. Vellios’ work-related private travel expenses and related taxes during the first six months of fiscal 2025, up to a maximum of $500,000.

Key Governance Practices

We follow a number of key governance practices that support our compensation philosophy and align with long-term Company success while helping to mitigate compensation risks. The chart below reflects those key governance practices, as in effect during fiscal 2024.

What We Do

✓  We provide a significant portion of pay opportunities in variable or “at-risk” compensation linked to drivers of shareholder value creation

✓  The compensation committee reviews our executive compensation program, including compensation philosophy and objectives, on an ongoing basis

✓  The compensation committee annually reviews and approves targets for our incentive compensation plans

✓  Incentive plan payouts have threshold, target, and maximum levels to mitigate the potential for windfall gains or excessive risk-taking

✓  A majority of the annual long-term equity incentive grants have performance-based vesting criteria

✓  The compensation committee regularly reviews risks related to our executive compensation programs and arrangements

✓  We provide severance benefits to our Named Executive Officers only on specific termination events

✓  The compensation committee has retained an independent advisor for support with executive and director compensation

✓  We have clawback policies in place, and restrictions on hedging and pledging

✓  We have stock ownership guidelines in place for our executives and non-employee directors

What We Don’t Do
× No compensation is guaranteed under our performance-based incentive programs	× We will not reprice stock options without shareholder approval
× We do not provide tax gross-ups related to the impact of excise tax under Section 280G of the Internal Revenue Code	× We do not provide a defined benefit pension plan for our crew

Elements of Our Executive Compensation and Benefits Programs

In fiscal 2024, the standard elements of our compensation program continued to be those described below.

Element of Pay	Purpose	Alignment with Principles & Objectives
Base Salary	Recognize and reward for the scope of a Named Executive Officer’s role and their individual performance

•  Provides a minimum, fixed level of cash compensation to reflect the level of accountability of talented executives who can continue to improve the Company’s overall performance

•  Value provided is aligned with executives’ experience, industry knowledge, duties and scope of responsibility, as well as the competitive market for talent

Annual Incentive Bonus	Reward for success in achieving annual objectives	• Value paid out is variable and dependent on the Company’s performance through the fiscal year • Motivates executives to achieve specific annual performance goals and objectives

PRSUs	Reward for the achievement of long-term performance and shareholder value creation

•  Value realized is variable based on Company performance, typically over a multi-year period

•  Motivates executives to achieve specific long-term objectives driving our ongoing growth

•  Aligns the executives’ interests with long-term shareholder interests to ensure a strong continued focus on increasing overall shareholder value

RSUs	Retain key executives and reward for shareholder value creation

•  Value is typically delivered over a multi-year period

•  Aligns the executives’ interests with long-term shareholder interests to ensure a strong continued focus on increasing overall shareholder value

Retirement (401(k) Plan), Deferred Compensation Plan, Employee Stock Purchase Plan, health and welfare benefits, and limited perquisites	Enhances total compensation to provide a package that is competitive with market practices	• Provides competitive benefits that support the health, wellness and long-term financial security of our full-time crew

Pay Mix

The portion of executive compensation devoted to each of the elements of pay we provide is driven by our compensation philosophy as well as each NEO’s role and strategic value to the organization.

We put a significant portion of each executive’s compensation “at risk,” with particular focus on long-term equity incentives that align the interests of our executives with those of shareholders. The below table summarizes the percentage of pay (at target) for each standard element of compensation for each of our NEOs in service at the start of fiscal 2024. As shown below, approximately 88% of Mr. Anderson’s target 2024 compensation was “at risk,” with 51% of that amount in long-term performance-based awards.

Purpose and Philosophy

We strive to provide compensation opportunities to our Named Executive Officers according to the following principles:

•	our executive compensation programs are aligned with and support the strategic direction of our business;

•	we design compensation levels to reflect the level of accountability and future potential of each executive and the achievement of outstanding individual results and Company performance;

•	our compensation programs are designed to link pay with overall Company performance and reward executives for behaviors which drive shareholder value creation;

•

as a Named Executive Officer’s level of responsibility increases, the proportion of variable compensation may increase; however, such compensation programs should not encourage excessive or unnecessary risks; and

•	the design and administration of our compensation programs are intended to reflect market practices to be financially efficient, affordable and legally compliant.

We regularly review the competitiveness of compensation provided to our Named Executive Officers, and generally set target compensation at levels that are competitive with other retail peers.

Compensation decisions are made by the compensation committee after careful consideration of market competitive levels as well as our annual performance and the impact of each executive’s performance on our business results. As our compensation program is designed with a significant amount of variable pay, we would expect to provide below-market compensation if our performance is below our objectives, and provide above-market compensation if we significantly exceed our objectives.

Peer Group

The peer group for market compensation analysis we used in fiscal 2024 was developed by the compensation committee with the support of Meridian, its independent advisor.

The group used for fiscal 2024 purposes was comprised of the following similarly-situated companies within the retail industry:

Abercrombie & Fitch American Eagle Outfitters, Inc. Bath and Body Works Burlington Stores Columbia Sportswear Crocs Deckers Outdoor Etsy	Floor & Décor Lululemon Athletica Ollie’s Bargain Outlet RH Ulta Beauty, Inc. Urban Outfitters Williams-Sonoma

At the time the peer group was last updated in 2023, the peer group revenue and market capitalization medians were approximately$4.4B and $8.4B, respectively.

Role of the Compensation Committee

Mses. Barclay and Washington and Messrs. Devine (Chair), Ryan and Sargent are members of the compensation committee, all of whom are independent as defined under the corporate governance rules of The Nasdaq Stock Market LLC and satisfied the independence standards for the compensation committee established by the applicable rules and regulations of the SEC and The Nasdaq Stock Market LLC.

Our board of directors has delegated administration of our executive compensation program to the compensation committee, which operates under a written charter laying out its roles an responsibilities regarding executive compensation. Our compensation committee reviews the performance of our Chief Executive Officer and makes determinations and decisions on his compensation, including the components, mix and targeted value. The compensation committee also has responsibility for administering and approving annually all elements of compensation for the Company’s Named Executive Officers.

Role of Executives in Establishing Compensation

Our Chief Executive Officer (and our Executive Chairman, since our re-establishment of that role) provide recommendations regarding the design of our compensation programs to the compensation committee for all Named Executive Officers, excluding him- or herself. As part of the performance evaluation process, the Chief Executive Officer and Executive Chairman present to the compensation committee an individual assessment of each Named Executive Officer’s performance, excluding him- or herself, over the prior year, as well as recommendations regarding the compensation for each such Named Executive Officer. The compensation committee considers the input of the Chief Executive Officer and Executive Chairman, but the final determination as to the performance of and the compensation or compensation opportunities provided to the Named Executive Officers is determined in the compensation committee’s sole discretion.

Compensation Consultant

In fiscal 2024, the compensation committee engaged Meridian as its independent compensation consultant to conduct market reviews and to provide assistance, guidance, and consideration with respect to, among other things:

•	Our compensation philosophy and peer group;

•	Targeted compensation amounts for Named Executive Officers;

•	Ongoing annual and long-term incentive compensation strategy and design;

•	Development of special retention program;

•	Board of directors’ compensation levels and structure; and

•	Overall market trends, regulatory developments, and other executive and governance related pay matters.

The compensation committee, in conjunction with its compensation advisor, regularly reviews various elements of our compensation program for both crew and directors. In fiscal 2024, Meridian supported the compensation committee with the mandates listed above and also provided other support, including advice regarding the design of our special retention program, advice regarding the compensation of our Executive Chairman and new CEO, and an update on executive compensation governance and regulatory trends.

The compensation committee has examined the independence of Meridian under factors contained in the Nasdaq listing standards and determined that Meridian is independent and concluded that their work for us does not raise any conflict of interest. Because of policies and procedures that Meridian and the compensation committee have in place, the compensation committee is confident that the advice it receives from executive compensation consultants at Meridian is objective and not influenced by Meridian’s or its affiliates’ relationships with the Company or its officers.

Shareholder Advisory Vote on Executive Compensation

At our June 2024 annual meeting, we conducted a “Say-on-Pay” shareholder advisory vote, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Having received approximately 96% of the shares voting in approval of this advisory vote on our executive compensation, the compensation committee believes that our shareholders are supportive of our executive compensation practices. Nevertheless, we continue to review and refine our executive compensation practices in an ongoing effort to ensure that those practices support our overall corporate goals and values and are aligned with our compensation philosophy. Our next Say-on-Pay vote, which we conduct on an annual basis, will be conducted at this Annual Meeting.

Base Salary

The compensation committee believes that competitive salaries must be paid in order to attract and retain high-quality executives. We annually review our executives’ base salaries and make adjustments when appropriate based on individual and Company performance as well as market competitiveness.

In early fiscal 2024, following a review of the market competitiveness of compensation provided to our Named Executive Officers and in consideration of their respective considerable contributions to our ongoing growth and the achievement of our strategic objectives, the compensation committee approved the following salary increases for our Named Executive Officers then in service:

Named Executive Officer	2023 Base Salary (Rate)	2024 Base Salary (Rate)	Percent Change
Joel Anderson	$1,250,000	$1,300,000	4.00%
Kenneth R. Bull	$750,000	$775,000	3.33%
Kristy Chipman	$600,000	$650,000	8.33%
George Hill	$675,000	$700,000	3.70%
Michael F. Romanko	$725,000	$750,000	3.45%
Eric M. Specter	$635,000	$650,000	2.36%

Following the departure of our CEO in July 2024, the compensation committee made the following additional base salary adjustments, to acknowledge the additional responsibilities being assumed by certain NEOs and/or to aide in their retention:

Named Executive Officer	Original 2024 Base Salary (Rate)	Adjusted 2024 Base Salary (Rate)	Percent Change
Kenneth R. Bull	$775,000	$825,000	6.45%
Kristy Chipman	$650,000	$700,000	7.69%
Michael F. Romanko	$750,000	$800,000	6.67%

See “Executive Compensation—Summary Compensation Table” for more information about the actual amounts earned by each Named Executive Officer in each fiscal year.

Annual Incentive Bonus

Named Executive Officers earn cash incentive awards under the Five Below, Inc. 2020 Performance Bonus Plan (“Incentive Bonus Plan”) for achieving and exceeding our annual financial goals. The Incentive Bonus Plan is administered by the compensation committee. Payouts under the plan are calculated based on our performance relative to targets that are approved by the compensation committee each year. In March 2024, the compensation committee approved the fiscal 2024 annual incentive program design and performance targets for the Named Executive Officers then in service.

•

Each Named Executive Officer (other than Mr. Vellios) has a targeted bonus opportunity defined as a percent of base salary. The target bonus opportunities for our Named Executive Officers participating in our fiscal 2024 annual incentive program were as follows:

Named Executive Officer	Fiscal 2024 Target Bonus (% of base salary)
Joel D. Anderson	175%
Kenneth R. Bull	100%
Kristy Chipman	75%
George Hill	75%
Michael F. Romanko	100%
Eric M. Specter	75%

•

The performance metrics are post-incentive adjusted operating income and total Company sales (referred to as “net sales”), equally weighted. Post-incentive adjusted operating income is a non-GAAP measure. See Appendix A-1 for how we define post-incentive adjusted operating income and a reconciliation of post-incentive adjusted operating income to GAAP operating income.

•

Payouts for each metric can range from 0% to 200% of target, with payouts interpolated on a linear basis for actual performance that falls between threshold, target, above target and maximum performance goals.

•	For the portion of the bonus determined based on net sales, payout is capped at target if post-incentive adjusted operating income does not equal or exceed the threshold level.

In early fiscal 2024, the compensation committee set target goals that were challenging and considered the Company’s growth expectations and strategy. Additionally, the level of performance required to achieve maximum payout under the Incentive Bonus Plan was determined by the compensation committee to be reflective of truly outstanding performance. The table below summarizes performance levels for post-incentive adjusted operating income and net sales under the Incentive Bonus Plan for fiscal 2024:

Metric	Fiscal 2024 Bonus Metric Weightings (% of Target)	Threshold (25% payout)	Below Target (50% Payout)	Target (100% payout)	Maximum (200% payout)	Actual Achievement	Actual Achievement (% of Target)	Weighted Actual Achievement (% of Target)
Net Sales	50%	$3,864.7	$3,906.2	$4,084.2	$4,210.6	$3,876.5	32%	16%
Post-Incentive Adjusted Operating Income	50%	$380.0	$389.9	$447.6	$481.4	$325.8	0%	0%

As a condition of their receipt of the 2024 special retention awards herein discussed, all NEOs participating in the Incentive Bonus Plan for fiscal 2024 forfeited their 2024 annual incentive opportunities in July 2024. Accordingly, no annual incentive payments were made to NEOs for fiscal 2024.

Long-term Equity Incentive Compensation

Equity awards are a vital piece of our total compensation package. They are intended to compensate Named Executive Officers for sustained long-term performance, align the interests of our Named Executive Officers and shareholders and encourage retention through multi-year vesting schedules. Long-term equity incentive awards may take a variety of forms, including the PRSU and RSU grants made in fiscal 2024. Levels, mix, and frequency of awards are determined by the compensation committee, and are designed to reflect each recipient’s level of responsibility and performance.

Overview of Fiscal 2024 Long-term Equity Incentive Awards

Our long-term equity incentive program for fiscal 2024 delivered 25% of long-term equity incentive value in RSUs and 75% in PRSUs for our Named Executive Officers. The value of our annual equity grants is targeted to be at competitive levels, though actual value realized will vary based on our long-term performance.

For fiscal 2024, the stated values of the annual equity grants approved by our compensation committee were:

Named Executive Officer	Fiscal 2024 LTI Award Value
Joel D. Anderson	$7,500,000
Kenneth R. Bull	$2,500,000
Kristy Chipman	$1,000,000
George Hill	$1,000,000
Michael F. Romanko	$2,500,000
Eric M. Specter	$900,000

In addition, when Ms. Park joined the Company in December 2024, she was awarded a one-time new hire award of RSUs with a stated value of $1,000,000, vesting over two years.

These stated values were converted into a number of RSUs and PRSUs by dividing the applicable dollar amount by the closing price of our common stock on the date of grant. Note, however, that the value of these equity grants reported in the Summary Compensation Table and the Grant of Plan-Based Awards Table below is required by SEC rules to be reported based on the grant date fair value of each award, as measured for accounting purposes. For technical reasons, the accounting value for the PRSUs differ from the values noted in this paragraph.

See “Grant of Plan-Based Awards Table” for more information on the awards granted in fiscal year 2024.

2024 RSU Awards

The retentive element of RSUs that vest solely based on continued service provides a complement to the PRSUs, which, in addition to containing a service-based vesting component, vest based on the achievement of specified performance criteria. Each RSU represents the right to receive one share of our stock, contingent on continued service to the Company. See “Grant of Plan-Based Awards Table” for more information on the awards granted in fiscal year 2024.

RSUs granted in fiscal year 2024 generally vest over a four-year period, with 50% vesting on the second anniversary of grant and 25% vesting on each of the third and fourth anniversaries of grant. In addition, the vesting of these RSUs will accelerate in connection with the grantee’s termination due to death, disability or retirement.

To be eligible for retirement treatment, a Named Executive Officer must (i) remain in service at least nine months after the relevant award’s grant date, (ii) provide advance written notice of intent to retire, (iii) have attained age 60, and (iv) have completed a number of years of continuous employment with the Company that, when added to his or her age, is at least 72. Of the Named Executive Officers who received annual fiscal 2024 long-term incentive awards and who are still in service, only Messrs. Bull and Specter have satisfied the age and service conditions for retirement.

2024 PRSU Awards

The PRSUs granted in March of 2024 (the “2024 PRSUs”) were designed to reward performance over a three-year performance period. Key design details include:

•

PRSUs represent the right to receive shares of our common stock based on the attainment of applicable performance criteria and, generally, are further subject to continued service through the performance period.

•

Performance for 50% of the award is evaluated based on the Company’s three-year cumulative adjusted operating income (the “AOI Units”). See Appendix A-1 for how we define adjusted operating income and a reconciliation of three-year cumulative adjusted operating income to three-year cumulative GAAP operating income.

•

Performance for the remaining 50% of the award is evaluated based on the Company’s relative total shareholder return performance against a specified peer group (the “TSR Units”). For the 2024 PRSUs, the specified peer group consists of the 15 peers the Company uses for compensation benchmarking, plus The TJX Companies, Inc., Dollar General Corporation, Dollar Tree, Inc. and Ross Stores, Inc. Relative total shareholder return is measured in four equal weighted performance periods, each commencing on the first day of fiscal 2024 and ending, respectively, on the last day of each fiscal quarter of fiscal 2026.

•

The compensation committee chose these metrics because it believes that there is a strong relationship between growth in operating income, growth in total shareholder return and growth in shareholder value.

•

For purposes of measuring total shareholder return (TSR), a trailing 20-trading day average is used for both the opening and closing prices in each performance period (both for the Company and the comparator group members).

•	Vesting of PRSUs is generally conditioned on continued service through the end of fiscal 2026, with accelerated vesting in certain cases, as noted below.

•	Between 0%-200% of the PRSUs can be earned at the end of the three-year performance period.

The 2024 PRSUs also included the following accelerated vesting terms. Upon a Named Executive Officer’s termination of employment due to death or disability, AOI Units will vest at the target level, any previously earned TSR Units for closed performance periods will vest, and TSR Units for uncompleted TSR performance periods will vest at the target level. Upon a Named Executive Officer’s termination due to retirement, a pro-rata portion of the PRSUs will remain outstanding (based on the portion of the three-year performance period actually worked by the grantee) and remain eligible to vest based on actual performance through the end of three-year performance period. Upon a change in control, AOI Units will vest at the target level, any previously earned TSR Units for closed performance periods will vest, and TSR Units for uncompleted TSR periods will vest at the greater of the target level or the actual performance level through the change in control, as determined in the compensation committee’s discretion.

We believe that achievement of the target level of performance approved by the compensation committee for the PRSUs for each metric granted in fiscal 2024 is challenging, but achievable with significant effort and skill, and that the maximum level of performance would be indicative of truly outstanding performance.

The performance scale for the adjusted operating income component of the 2024 PRSUs is as follows, with interpolation for performance between any two levels:

Payout % of Target
Maximum	200%
Target	100%
Threshold	50%

The performance scale for each performance period of the relative TSR component of the 2024 PRSUs is as follows, with interpolation for performance between any two levels:

	TSR Performance Percentile	% of Target TSR Units Earned
Maximum	80th	200%
Target	50th	100%
Threshold	30th	25%

2022 PRSU Outcomes

The PRSUs granted in March of 2022 (the “2022 PRSUs”) were designed to reward performance over a three-year performance period from the start of fiscal 2022 through the end of fiscal 2024.

The key features of the 2022 PRSUs are substantially similar to the design of the 2024 PRSUs described above, except:

•

The performance period for the adjusted operating income component of the 2022 PRSUs was the three-year period ending on the last day of fiscal 2024. Adjusted operating income is a non-GAAP measure. See Appendix A-1 for how we define adjusted operating income and a reconciliation of adjusted operating income to GAAP operating income for the three-year performance period.

•	The four performance periods of the relative TSR component of the 2022 PRSUs each commenced on January 30, 2022 and ended, respectively, on the last day of each fiscal quarter of fiscal 2024.

•	2022 PRSUs did not include a retirement feature.

The performance scale for the adjusted operating income component of the 2022 PRSUs was as follows, with interpolation for performance between any two levels:

	Cumulative AOI (in millions)	% of AOI Units Earned
Maximum	$1,943	200%
Target	$1,621	100%
Threshold	$1,298	50%

Actual cumulative AOI for the performance period was $1.054 billion, and therefore no AOI Units were earned.

The performance scale for each performance period of the relative TSR component of the 2022 PRSUs was as follows, with interpolation for performance between any two levels:

	TSR Performance Percentile	% of TSR Units Earned
Maximum	85th	200%
Target	55th	100%
Threshold	25th	25%

The compensation committee has determined the following performance outcomes for the four relative TSR performance periods:

Performance Period	Company TSR	Relative TSR Performance	Percent of Performance Period Target Earned
First day of Fiscal 2022 through last day of Q1 of Fiscal 2024	-14.6%	37th percentile	55%

First day of Fiscal 2022 through last day of Q2 of Fiscal 2024	-52.8%	8th percentile	0%

First day of Fiscal 2022 through last day of Q3 of Fiscal 2024	-48.0%	23rd percentile	0%

First day of Fiscal 2022 through last day of Fiscal 2024	-45.6%	22nd percentile	0%

TSR Units earned as a percent of target (average of results for four relative TSR performance periods)			13.8%

Because AOI Units represented 50% of 2022 PRSUs and were not earned, and TSR Units represented 50% of 2022 PRSUs and were earned at 13.8% of target, the compensation committee determined that the 2022 PRSUs were earned at approximately 7% of target.

2024 Special Retention Program and Special PRSUs

Following Mr. Anderson’s departure in July 2024, the compensation committee implemented a special retention program with both cash and equity components, for the purpose of retaining key employees (including NEOs then in service). Under this program, each of Ms. Chipman and Messrs. Bull, Romanko, Hill and Specter received: (i) RSUs with a grant date value of $1,200,000 ($1,600,000 for Mr. Bull); and (ii) a cash retention bonus opportunity of $300,000 ($400,000 for Mr. Bull) payable if the executive remains in service through the end of fiscal 2024. The RSUs vest as follows: 25% of the first anniversary of grant, 25% approximately 1.5 years following the grant, and 50% of the second anniversary of grant.

At the same time that this special retention program was implemented, the compensation committee also approved special PRSU awards to each of Messrs Bull and Romanko in recognition of their mission critical roles and to encourage their continued focus on corporate performance during the period of leadership transition. Each executive received an award of a target number of units determined by dividing $1,000,000 by the closing price of our common stock on the grant date. The ultimate payout for each award could vary between zero and 200% of target number of units, with 50% of the result based on comparable sales performance in the fourth quarter of fiscal 2024, and 50% of the result based on comparable sales performance in the first two quarters of fiscal 2025. “Comparable sales” is an important measure of our performance, but is a non-GAAP measure. See Appendix A-1 for how we define comparable sales and a reconciliation of comparable sales to our net sales.

The performance scale for the first performance period was as follows, with interpolation for performance between any two levels:

	Q4 Fiscal 2024 Comparable Sales (% change)	Payout (% of Target)
Maximum	0%	200%
Target	(3.5%)	100%
Threshold	(5.0%)	0%

Actual comparable sales performance for the fourth quarter of fiscal 2024 was (3.0)%, which resulted in the first half of Mr. Bull’s special PRSU award being earned at 114% of target. The performance period for the second half of the award is currently in progress.

Mr. Romanko forfeited his entire special PRSU award upon termination of his employment.

Executive Chair Compensation

When Mr. Vellios resumed employment as our Interim Executive Chairman in July 2024 and when he agreed in December 2024 to remain in employment as our (non-interim) Executive Chairman, the compensation committee consciously decided to compensate him differently than other NEOs.

The compensation committee approved annual cash and equity compensation for Mr. Vellios equal to, and on terms consistent with, the annual cash retainers and stock awards he received as Non-Executive Chairman ($170,000 in annual base cash compensation, and an annual RSU award with a grant date value of $325,000 and one-year vesting). In addition, the compensation committee agreed that he will be reimbursed for work-related private travel expenses and related taxes (up to $500,000 through the end of fiscal 2024, and up to an additional $500,000 for the first two quarters of fiscal 2025).

Mr. Vellios is not eligible to participant in our Incentive Bonus Plan or our Executive Severance Plan, and he does not receive annual PRSU awards similar to those received by our other NEOs.
However, in connection with his appointment as Interim Executive Chairman, Mr. Vellios received an RSU award in August 2024 with a grant date value of $2,000,000. Similarly, when Mr. Vellios agreed to remain in service as our
(non-interim)
Executive Chairman, he received an additional RSU award in December 2024 with a grant date value of $3,000,000. In each case, these RSUs vest on the first anniversary of their respective grant dates.
The compensation committee’s decision to compensate Mr. Vellios differently than other NEOs reflects the unique nature of the Executive Chairman role, as well as Mr. Vellios’ unique qualifications to help lead us through this period leadership transition. As Executive Chairman, Mr. Vellios has played a hands-on
role in shaping and executing the Company’s strategic direction, recruiting, onboarding and supporting our new CEO and maintaining continuity with key stakeholders, including employees, customers and investors. The compensation structure approved for Mr. Vellios was tailored to reflect his role, responsibilities and expected contributions.
Equity Award Timing
Our compensation committee has no formal policy regarding the timing of equity-based awards, but in recent years has provided that the grant date for annual equity awards (and the date of the closing stock price used to convert stated award values to a number of RSUs or PRSUs) will be one trading day following the release of earnings data for the preceding fiscal year.
Off-cycle
awards are occasionally made, and their timing is generally dictated by the event precipitating the award (e.g., new hire, promotion, etc.) and by the schedules of the individual or individuals approving the award (which may be the compensation committee or, for non-executive
officers, the Chief Executive Officer pursuant to an annual delegation of authority from the compensation committee). Should material non-public
information exist at the time that equity-based awards are approved, the individual(s) approving the awards would consider the anticipated effect of the material non-public
information on our stock price and could take such effect into account when sizing the awards. We do not time the release of material information to affect the value of executive compensation.
Retirement, Health and Welfare Benefits and Other Perquisites
Our Named Executive Officers are entitled to participate in all of our employee benefit plans, including medical, dental, vision, group life and disability insurance, the Five Below, Inc. Employee Stock Purchase Plan, the Five Below 401(k) Retirement Savings Plan, and our vacation and paid holiday plans. Generally, our Named Executive Officers participate in these plans and programs on the same or similar basis as are generally offered to our other salaried crew. We provide limited perquisites to Named Executive Officers.
Deferred Compensation Plan
Our Named Executive Officers are eligible to participate in the Five Below, Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”), which was adopted effective July 1, 2021. Participants in the Deferred Compensation Plan may elect to defer up to eighty percent (80%) of their annual base salary and annual bonus into the plan. In addition, 100% of amounts refunded from the Five Below 401(k) Retirement Savings Plan as a result of certain legal limits will be automatically deferred into the Deferred Compensation Plan. Each participant’s deferred compensation account under the plan will be deemed invested in investment vehicles selected by the participant. These investment vehicles are generally the same mutual funds offered under our 401(k) plan. Plan distributions will be made in a lump sum or annual installments in accordance with the participant’s elections.

Severance Arrangements
The Company maintains
the Five Below, Inc. Executive Severance Plan (the “Severance Plan”). Under the Severance Plan, each of Ms. Chipman and Mr. Hill are eligible to receive 12 months of salary and reimbursements of COBRA expenses upon a termination of employment by the Company without “cause” or a resignation by such executive for “good reason.” Ms. Park and Mr. Specter are not eligible to receive benefits under the Severance Plan, but have severance entitlements built into their employment agreements. Mr. Bull has severance entitlements under both his employment agreement and the Severance Plan. Mr. Vellios is not eligible for severance benefits under any arrangement.
The benefits potentially payable to each executive upon a termination pursuant to the Severance Plan and/or individual employment agreements are more fully described below in the section entitled “Executive Compensation—Potential Payments Upon Termination or Change of Control.”

As a general matter, the compensation committee believes that severance arrangements, when properly tailored, are appropriate and necessary to retain the Named Executive Officers and to recruit other potential executive candidates.

The compensation committee also believes that reasonable severance benefits should generally be:

•	established with reference to an executive’s position and current cash compensation opportunities, not with reference to his or her tenure;

•	conditioned upon execution of a release of claims against the Company and its affiliates; and

•	accompanied by the executive’s commitment not to compete with the Company for a reasonable period following any cessation of his or her employment.

No Named Executive Officer of the Company has a right to receive a tax gross-up related to the impact of the excise tax under Section 280G of the Internal Revenue Code.

Restrictions on Hedging and Pledging

The Company considers it inappropriate for Named Executive Officers, and others employed by or associated with the Company, to engage in certain transactions related to the Company’s securities which could result in their interests no longer being aligned with the same interests and objectives as other shareholders of the Company. Therefore, the Company imposes certain restrictions on these individuals related to the hedging and pledging of Company securities, which are described more fully in the Compensation Risk Analysis section above.

Post-Fiscal 2024 Compensation Decisions

Since the end of fiscal 2024, the decisions of the compensation committee have included the following:

•	NEO’s base salaries and target bonus opportunities were not changed for 2025;

•	To better align with market practices and to strengthen executive retention, the allocation between RSUs and PRSUs changed from 25/75 (for 2024 and prior awards) to 40/60 (for 2025 awards);

•

To better align with market practices, the vesting schedule of annual RSU awards (other than to Mr. Vellios) changed from 50% on the second anniversary of grant and 25% on each of the third and fourth anniversaries of grant (for 2024 and prior awards), to 33.33% on each of the first, second and third anniversaries of grant (for 2025 awards); and

•

To provide a more statistically significant comparison, the peer group used to determine relative TSR performance was expanded from 19 companies (for 2024 PRSUs) to a custom peer group consisting of 80 publicly-traded U.S. companies with revenue between $500 million and $60 billion in the following industries: apparel retail, accessories & luxury goods, footwear, broadline retail, other specialty retail, and consumer staples merchandise retail (for 2025 PRSUs).

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the annual compensation paid to or earned by the Named Executive Officers for fiscal years 2024, 2023 and 2022:

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)
Winnie Y. Park (3)	2024	126,923	—	999,915	—	77,172	1,204,010
Chief Executive Officer and President

Thomas G. Vellios (4)	2024	168,000	—	5,324,921	—	152,111	5,645,032
Executive Chairman

Kenneth R. Bull (3)	2024	797,115	400,000	5,081,605	—	15,837	6,294,557
Chief Operating Officer	2023	718,269	—	2,914,186	540,000	13,385	4,185,840
	2022	654,615	—	1,107,013	—	27,101	1,788,729

Kristy Chipman	2024	669,231	300,000	1,894,721	—	6,562	2,870,514
Chief Financial Officer & Treasurer	2023	290,769	—	816,960	324,000	750	1,432,749

George Hill	2024	697,115	300,000	2,192,540	—	14,148	3,203,803
Chief Retail Officer	2023	649,135	—	1,748,569	364,500	11,298	2,773,502

Eric M. Specter	2024	648,269	300,000	2,093,208	—	12,075	3,053,552
Chief Administrative Officer	2023	613,289	—	1,049,008	342,900	13,288	2,018,485
	2022	586,700	—	885,665	—	27,062	1,499,427

Joel D. Anderson	2024	649,231	—	7,445,076	—	10,110	8,104,417
Former President and Chief Executive Officer	2023	1,250,000	—	7,576,450	1,350,000	8,904	10,185,354
	2022	1,211,538	—	5,812,090	—	2,923	7,026,551

Michael F. Romanko	2024	621,346	—	4,681,580	—	836,739	6,139,665
Former Chief Merchandising Officer	2023	717,308	—	2,914,186	522,000	16,692	4,170,186
	2022	670,192	—	2,160,542	—	21,896	2,852,630

(1)

The amounts in this column, computed in accordance with current Financial Accounting Standard Board guidance for accounting for and reporting of stock-based compensation, represent the aggregate grant-date fair value of time-based restricted stock unit and performance-based restricted stock unit awards. Further detail surrounding the awards, the method of valuation and the assumptions made are set forth in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company’s Annual Report on Form 10-K under “Critical Accounting Policies and Estimates.” For this purpose, the operating income portion of the PRSUs are valued based on the probable outcome of the performance condition at target, as determined for purposes of applicable accounting rules as of the grant date. The amounts in the “Stock Awards” column that are attributable to the operating income portion of the PRSUs based on this valuation methodology are: $2,812,552 for Mr. Anderson, $937,517 for Mr. Bull and Mr. Romanko, $374,972 for Mr. Hill, $330,906 for Mr. Specter and $262,533 for Ms. Chipman. The value of the maximum number of shares that could be earned under the operating income portion of the PRSU awards, based on the closing price of our shares on the grant date, is $5,625,104 for Mr. Anderson, $1,875,035 for Mr. Bull and Mr. Romanko, $749,943 for Mr. Hill, $674,984 for Mr. Specter and $525,066 for Ms. Chipman.

(2)

For Ms. Park, the amount in the “All Other Compensation” column for fiscal 2024 relate solely to her relocation benefits provided by the Company. For Mr. Vellios, the amount in this column relates solely to the reimbursement of certain work-related private travel expenses and related taxes. For Mr. Romanko, the 2024 amount reflects $821,445 in cash severance and $15,294 in Company matching contributions under the Five Below 401(k) Retirement Savings Plan (the “401(k) Plan”). For the remaining executives, the 2024 amounts in this column relate solely to Company matching contributions under the 401(k) Plan.

(3)	Ms. Park joined the Company in December 2024. Prior to Ms. Park joining, Mr. Bull also served as interim Chief Executive Officer & President.
(4)

In July 2024, Mr. Vellios’ role changed from Non-Executive Chair of the Board to Executive Chairman of the Board. The compensation reported for Mr. Vellios includes $168,000 in cash retainer payments and $324,984 in stock awards attributable to his Board service in fiscal 2024 prior to becoming Executive Chairman.

Grants of Plan-Based Awards

The following table shows all grants of awards in fiscal 2024 to each of the executive officers named in the Summary Compensation Table:

	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(3)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(2)	Target (#)	Maximum (#)
Joel D. Anderson	3/11/2024		568,750	2,275,000	4,550,000
	3/21/2024	(4)							10,605	1,874,858
	3/21/2024	(5)				7,955	15,909	31,818		2,812,5552
	3/21/2024	(6)				7,955	15,909	31,818		2,757,666
Kenneth R. Bull	3/11/2024		193,750	775,000	1,550,000
	3/21/2024	(4)							3,535	624,953
	3/21/2024	(5)				2,652	5,303	10,606		937,517
	3/21/2024	(6)				2,652	5,303	10,606		919,222
	8/1/2024	(7)							22,850	1,599,957
	8/1/2024	(8)				0	14,281	28,562		999,956
Kristy Chipman	3/11/2024		121,875	487,500	975,000
	3/21/2024	(4)							989	174,845
	3/21/2024	(5)				743	1,485	2,970		262,533
	3/21/2024	(6)				743	1,485	2,970		257,410
	8/1/2024	(7)							17,137	1,199,933
George Hill	3/21/2024		131,250	525,000	1,050,000
	3/21/2024	(4)							1,414	249,981
	3/21/2024	(5)				1,061	2,121	4,242		374,972
	3/21/2024	(6)				1,061	2,121	4,242		367,654
	8/1/2024	(7)							17,137	1,199,933
Winnie Park	12/16/2024	(9)							9,523	999,915
Michael F. Romanko	3/11/2024		193,750	775,000	1,550,000
	3/21/2024	(4)							3,535	624,953
	3/21/2024	(5)				2,652	5,303	10,606		937,517
	3/21/2024	(6)				2,652	5,303	10,606		919,222
	8/1/2024	(7)							17,137	1,199,933
	8/1/2024	(8)				0	14,281	28,562		999,956
Eric M. Specter	3/11/2024		121,875	487,500	975,000
	3/21/2024	(4)							1,272	224,877
	3/21/2024	(5)				955	1,909	3,818		337,492
	3/21/2024	(6)				955	1,909	3,818		330,906
	8/1/2024	(7)							17,137	1,199,933
Thomas G. Vellios	6/11/2024	(10)							2,701	324,984
	8/1/2024	(11)							28,563	1,999,981
	12/16/2024	(11)							28,571	2,999,955

(1)

Amounts represent cash annual incentive bonus opportunities provided to Named Executive Officers under the Incentive Bonus Plan in fiscal 2024 (established March 2024). The criteria used to determine the amount of the annual bonus payable to each executive and additional detail is described above under “Compensation Discussion and Analysis—Annual Incentive Bonus.” None of the Named Executive Officers received a bonus under the Incentive Bonus Plan for fiscal 2024 (with certain executives receiving retention bonuses in lieu of their Incentive Bonus Plan opportunity for fiscal 2024, as further described above under “Compensation Discussion and Analysis—2024 Special Retention Program and Special PRSUs”).

(2)

Amounts represent grants of the PRSUs under the Five Below, Inc. 2022 Equity Incentive Plan (the “2022 Plan”). The term “Threshold” means the lowest non-zero amount that could be delivered as PRSUs based on the Company’s performance over the applicable performance period. The threshold is not a minimum amount payable or deliverable. If specified performance objectives are not met for the applicable performance period, no PRSUs would be earned for that performance period. For more details, see “Compensation Discussion and Analysis—Long-term Equity Incentive Compensation” above.
(3)

Amounts with respect to stock awards represent the fair value of the awards on the date of grant, as computed in accordance with applicable accounting standards and the assumptions contained in Note 1 and Note 8 to the consolidated financial statements included as a part of the 2024 Form 10-K, filed with the SEC on March 20, 2025.

(4)	Represents annual RSU awards, which vest as follows: 50% on the second anniversary of grant and 25% on each of the third and fourth anniversaries of grant.
(5)	Represents the portion of the annual PRSU awards that may be earned based on the Company’s cumulative operating income performance over a three-year period.
(6)

Represents the portion of the annual PRSU awards that may be earned based on the Company’s relative total shareholder return over performance periods commencing during fiscal 2024 and ending in fiscal 2026.

(7)	Represents retention RSU awards that vest as follows: 25% of the first anniversary of grant, 25% approximately 1.5 years following grant, and 50% of the second anniversary of grant.
(8)	Represents special PRSU awards that may be earned based upon the Company’s comparable sales performance in the 4th quarter of fiscal 2024 and the first half of fiscal 2025.
(9)	Represents a new-hire RSU award granted to Ms. Park upon commencement of her employment, which award vests 50% on each of the first and second anniversaries of grant
(10)

Represents an annual RSU award granted to Mr. Vellios in his capacity as a non-employee director (prior to his appointment to the Executive Chairman role), which award vests on the date of the Annual Meeting.

(11)	Represents RSUs granted to Mr. Vellios in his capacity as Executive Chairman, which awards vest on the first anniversary of grant.

Outstanding Equity Awards at Year End Fiscal 2024

The following table details information concerning unexercised stock options, stock awards that have not vested, and stock awards that have not been earned for each of the executive officers named in the Summary Compensation Table as of February 1, 2025:

		Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Option Grant Date	Option Exercise Price ($)	Option Expiration Date	Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Winnie Park	—	—	—	—	—	12/16/2024	9,523	(2)	893,067	—		—
Kenneth R. Bull	—	—	—	—	—	3/9/2021	308	(3)	28,884	—		—
	—	—	—	—	—	3/7/2022	861	(3)	80,745	—		—
	—	—	—	—	—	3/8/2023	3,112	(3)	291,843	—		—
	—	—	—	—	—	3/21/2024	3,535	(3)	331,512	—		—
	—	—	—	—	—	8/1/2024	22,850	(4)	2,142,873	—		—
	—	—	—	—	—	3/7/2022				356	(5)	33,386
	—	—	—	—	—	3/8/2023				2,334	(6)	218,883
	—	—	—	—	—	3/8/2023				2,334	(7)	218,883
	—	—	—	—	—	3/21/24				2,652	(6)	248,705
	—	—	—	—	—	3/21/24				2,652	(7)	248,705
	—	—	—	—	—	8/1/24				8,161	(8)	765,339
	—	—	—	—	—	8/1/24				14,281	(9)	1,339,272

		Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Option Grant Date	Option Exercise Price ($)	Option Expiration Date	Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Kristy Chipman	—	—	—	—	—	7/17/2023	1,866	(3)	174,993	—		—
	—	—	—	—	—	3/21/24	989	(3)	92,748	—		—
	—	—	—	—	—	8/1/24	17,137	(4)	1,607,108	—		—
	—	—	—	—	—	7/17/2023				467	(6)	43,795
	—	—	—	—	—	7/17/2023				467	(7)	43,795
	—	—	—	—	—	3/21/24				743	(6)	69,679
	—	—	—	—	—	3/21/24				743	(7)	69,679
George Hill	—	—	—	—	—	3/9/2021	240	(3)	22,507	—		—
	—	—	—	—	—	3/7/2022	689	(3)	64,614	—		—
	—	—	—	—	—	3/8/2023	1,867	(3)	175,087	—		—
	—	—	—	—	—	3/21/24	1,414	(3)	132,605	—		—
	—	—	—	—	—	8/1/24	17,137	(4)	1,607,108	—		—
	—	—	—	—	—	3/7/2022				285	(5)	26,727
	—	—	—	—	—	3/8/2023				1,401	(6)	131,386
	—	—	—	—	—	3/8/2023				1,401	(7)	131,386
	—	—	—	—	—	3/21/24				1,061	(6)	99,501
	—	—	—	—	—	3/21/24				1,061	(7)	99,501
Eric M. Specter	—	—	—	—	—	3/9/2021	205	(3)	19,225	—		—
	—	—	—	—	—	3/7/2022	689	(3)	64,614	—		—
	—	—	—	—	—	3/8/2023	1,121	(3)	105,127	—		—
	—	—	—	—	—	3/21/24	1,272	(3)	119,288	—		—
	—	—	—	—	—	8/1/24	17,137	(4)	1,607,108	—		—
	—	—	—	—	—	3/7/2022				285	(5)	26,727
	—	—	—	—	—	3/8/2023				840	(6)	78,776
	—	—	—	—	—	3/8/2023				840	(7)	78,776
	—	—	—	—	—	3/21/24				955	(6)	89,560
	—	—	—	—	—	3/21/24				955	(7)	89,560
Thomas G. Vellios	—	—	—	—	—	6/11/24	2,701	(10)	253,300	—		—
						8/1/24	28,563	(11)	2,678,638	—		—
						12/16/24	28,571	(11)	2,679,388	—		—

(1)	This value was calculated using the closing price of our stock on January 31, 2025, the last trading date before the end of fiscal 2024 ($93.78).
(2)

These restricted stock units vest upon the following time-based schedule: 50% of the restricted stock units vest on the first anniversary of the grant date and 50% of the restricted stock units vest on the second anniversary of the grant date, subject generally to the continued employment of the grantee on each such date.

(3)

These restricted stock units vest upon the following time-based schedule: 50% of the restricted stock units vest on the second anniversary of the grant date and 25% of the restricted stock units vest on each of the third and fourth anniversary dates, subject generally to the continued employment of the grantee on each such date.

(4)

These restricted stock units vest upon the following time-based schedule: 25% of the restricted stock units vest on the first anniversary of the grant date, 25% of the restricted stock units vest on the 540th day after the date of grant, and the remaining 50% of the restricted stock units vest on the second anniversary of the grant date, subject generally to the continued employment of the grantee on each such date.

(5)

These units represent the portion of PRSUs granted on March 7, 2022 that were earned based on relative total shareholder return performance through the end of fiscal 2024. The results for this award were certified by our compensation committee, and the awards were settled, in March 2024.

(6)

These units represent the TSR portion of the PRSUs granted in fiscal 2023 (awarded on March 8, 2023 (or July 17, 2023, for Ms. Chipman) and the TSR portion of the PRSUs granted in fiscal 2024 (awarded on March 21, 2024) that are subject to open performance periods. They are shown here at 50% of target which is the next highest performance level based on TSR performance measured through the end of fiscal 2024.

(7)

These units represent the AOI portion of the PRSUs granted in fiscal 2023 (awarded on March 8, 2023 (or July 17, 2023, for Ms. Chipman) and the AOI portion of the PRSUs granted in fiscal 2024 (awarded on March 21, 2024) that are subject to open performance periods. They are shown here at 50% of target which is the next highest performance level based on performance measured through the end of fiscal 2024.

(8)

These units represent the portion of special PRSUs granted on August 1, 2024 that were earned based on comparable sales growth for the fourth quarter of fiscal 2024 at 114% of target. The results for this award were certified by our compensation committee, and the awards were settled, in March 2025.

(9)

These units represent the portion of special PRSUs granted on August 1, 2024 that subject to open performance periods (specifically, comparable sales growth in the first two quarters of fiscal 2025). They are shown here at 200% of target which is the next highest performance level based on performance measured through the end of fiscal 2024.

(10)

These restricted stock units were awarded to Mr. Vellios in his capacity as a non-employee director of the Company (prior to his appointment as Executive Chairman) and vest on the date of the Annual Meeting.

(11)	These restricted stock units vest on the one-year anniversary of the grant date.

Option Exercises and Stock Vested

The following table details stock option exercises and restricted stock units vesting during fiscal 2024 for each of the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($) (2)
Joel D. Anderson	—	—	25,202	4,697,615
Kenneth R. Bull	—	—	4,728	884,936
Kristy Chipman	—	—	—	—
George Hill	—	—	3,775	708,349
Winnie Y. Park	—	—	—	—
Michael F. Romanko	—	—	7,052	1,356,543
Eric M. Specter	10,216	587,584	3,403	641,630
Thomas G. Vellios	—	—	1,643	197,686

(1)

The value realized is the difference between the fair market value of a share of our common stock at the time of exercise and the exercise price of the applicable option so exercised, multiplied by the number of shares acquired on exercise.

(2)

The value realized on vesting is determined by multiplying the number of vested shares by the closing price of the Company’s common stock on the vesting date. The value for Mr. Vellios is solely attributable to awards made to him in his capacity as a non-employee director.

Nonqualified Deferred Compensation

The following table sets forth information with respect to the Company’s Deferred Compensation Plan, which provides for the deferral of compensation for the Named Executive Officers that is not tax-qualified. The Deferred Compensation Plan is described in further detail on page 49 above.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(2)
Joel D. Anderson	1,361,154	—	729,350	—	4,095,435
Kenneth R. Bull	165,192	—	63,523	—	618,888
Kristy Chipman	214,038	—	21,645	—	252,264
Eric M. Specter	67,175	—	26,047	—	288,817

(1)

The amounts listed in this column are reported as compensation in the “Salary” column of the Summary Compensation Table for fiscal 2024 or the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for fiscal 2024, as applicable.

(2)

The amounts listed in this column include the following amounts which were reported in the Summary Compensation Table in previous years: for Mr. Anderson, $2,731,623; for Mr. Bull, $365,906; for Ms. Chipman, $16,154, and for Mr. Specter, $196,216.

Potential Payments Upon Termination or Change of Control

With the exception of Mr. Vellios, we have entered into offer letters or employment agreements with our Named Executive Officers which generally set forth their entitlements to salary, annual bonus opportunities, eligibility for health and welfare benefits, and severance entitlements, as applicable. These Named Executive Officers are generally subject to standard restrictive covenants under the terms of their offer letters, employment agreements and/or non-disclosure agreements, including non-competition, non-solicitation and non-disclosure of confidential information. Mr. Vellios is not eligible for severance payments or benefits, other than potential acceleration of his outstanding restricted stock unit awards in the event of his death, disability, resignation for good reason within one year following a change in control, or termination without cause within one year following a change in control.

Ms. Park and Mr. Specter have contractual severance entitlements pursuant to their offer letters or employment agreements (as described below). In addition, Ms. Chipman and Mr. Hill have entitlements to severance under the Severance Plan. Mr. Bull is eligible for the greater of the severance entitlements described in his employment agreement or the Severance Plan (which would generally be those described in the Severance Plan). Any severance benefits payable to a Named Executive Officer, whether under an offer letter, employment agreement or the Severance Plan, are subject to execution of a release.

Our Named Executive Officers are also entitled to accelerated vesting of certain equity grants upon the occurrence of a change in control (as defined in the applicable equity plan) and upon certain termination events, as indicated in the table entitled “Potential Payments” below.

Termination Without Cause; Resignation for Good Reason—Ms. Park

Under Ms. Park’s employment agreement, if we terminate Ms. Park’s employment without “cause” or if Ms. Park resigns for “good reason,” Ms. Park will be entitled to receive:

•	base salary continuation for 24 months based on her base salary in effect on the date of termination;

•	a pro rata portion of any earned but unpaid annual bonus for the fiscal year in which her termination of employment occurs; and

•	monthly payments equal to applicable COBRA premiums for a period of up to 18 months.

Pursuant to Ms. Park’s employment agreement, “cause” is defined as:

•	the executive’s alcohol abuse or use of controlled drugs (other than in accordance with a physician’s prescription);

•

the executive’s refusal, failure or inability to perform any material obligation or fulfill any duty (other than a duty or obligation relating to confidentiality, noncompetition, nonsolicitation or proprietary rights) to us (other than due to a “disability”), which failure, refusal or inability is not cured by the executive within 10 days after receipt of notice;

•	the executive’s gross negligence or willful misconduct in the course of employment;

•

any material breach by the executive of any obligation or duty to us or any of our affiliates (whether arising by statute, common law, contract or otherwise) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights;

•	other material conduct of the executive involving any type of disloyalty to us or any of our affiliates, including, without limitation, fraud, embezzlement, theft or proven dishonesty; or

•	the executive’s conviction of (or the entry of a plea of guilty or nolo contendere to) a felony or a misdemeanor involving moral turpitude.

“Good reason” is defined in Ms. Park’s employment agreement as:

•	a material diminution in the executive’s base salary or performance bonus target;

•	a material adverse change in the executive’s title, authority, responsibilities or duties;

•	a requirement that the executive report to anyone other than the board;

•	any other willful action or inaction by us that constitutes a material breach of the employment agreement; or

•	a relocation of the executive’s principal offices by more than 50 miles.

However, no event described above will constitute “good reason” unless (i) the executive provides written notice of the event within the 60-day period following its occurrence, (ii) we fail to cure such event within 30 days after receipt of his notice and (iii) the executive resigns within 15 days of the expiration of the cure period.

Termination Without Cause; Resignation for Good Reason—Ms. Chipman and Mr. Hill

Under the Severance Plan applicable to each of Ms. Chipman, and Mr. Hill, if we terminate the employment of any of these executives without “cause,” or if she or he resigns for “good reason,” she or he will be entitled to receive:

•	base salary for 12 months based on the executive’s base salary in effect on the date of termination, payable in a lump sum; and

•	monthly payments equal to applicable COBRA premiums for a period of up to 12 months.

“Cause” is defined under the Severance Plan as:

•	the executive’s refusal or repeated failure to perform the duties assigned;

•	willful or intentional act of the executive that materially injures our reputation or business;

•	felony conviction of executive;

•	misdemeanor conviction relating to or adversely affecting executive’s ability to perform duties and responsibilities;

•	executive’s act of gross misconduct, fraud, embezzlement or theft against the Company;

•	executive’s inability to meet reasonable expectations of executive’s position based on the evaluations of executive’s managers;

•	violation of Company policy applicable to executive; or

•	any action of such extreme nature that the Company determines to be grounds for immediate dismissal of executive.

“Good Reason” is defined under the Severance Plan as:

•	a material and adverse diminution in executive’s base salary;

•	a material, adverse change in executive’s duties or responsibilities;

•	any willful, material breach by the Company of any covenants or obligations under an applicable employment agreement; or

•	a relocation of the executive’s principal office by more than 50 miles.

However, no event described above will constitute “good reason” unless (i) the executive provides written notice of the event within the 30-day period following its occurrence, (ii) we fail to cure such event within 30 days after receipt of the executive’s notice and (iii) the executive resigns within 10 days of the expiration of the cure period.

The Severance Plan also limits payments to eligible employees to twice an amount specified in the Internal Revenue Code. This Internal Revenue Code amount is adjusted annually for inflation and was $350,000 as of February 1, 2025 (so twice that amount was then $700,000). The Severance Plan also limits total payments to participants to the largest amount that would not trigger a golden parachute excise tax, if that reduction would increase the net after-tax amount payable to the employee.

Termination Without Cause; Resignation for Good Reason—Mr. Bull

Under the Severance Plan and his employment agreement, if we terminate the employment of Mr. Bull without “cause” or if he resigns for “good reason,” he will be entitled to receive:

•

base salary equal to 12 months based on his base salary in effect on the date of termination (paid in a lump sum upon a resignation for good reason, or half in a lump sum and half in installments over six months upon a termination without cause); and

•	monthly payments equal to applicable COBRA premiums for a period of up to 12 months.

In Mr. Bull’s case, “cause” includes the items described in Mr. Bull’s employment agreement (which are substantially the same as those described above with respect to Ms. Park), as well as the items described in the definition of “cause” in the Severance Plan (as described above for Ms. Chipman and Mr. Hill). For Mr. Bull, “good reason” has the meaning defined in the Severance Plan (as described above for Ms. Chipman and Mr. Hill).

The amount of Mr. Bull’s severance benefits would also be subject to the limitations contained in the Severance Plan (as described above for Mr. Chipman and Mr. Hill).

Termination Without Cause; Resignation for Good Reason—Mr. Specter

If we terminate Mr. Specter’s employment without “cause” (as such term is defined below) or if Mr. Specter resigns for “good reason” (as such term is defined below), Mr. Specter will be entitled to receive:

•	base salary continuation for 12 months based on his base salary in effect on the date of termination; and

•	monthly payments equal to applicable COBRA premiums for a period of up to 12 months.

The definition of “cause” in Mr. Specter’s employment agreement is substantially the same as described above with respect to Ms. Park’s employment agreement.

“Good reason” is defined in Mr. Specter’s employment agreement as:

•	a material diminution in the executive’s base salary or performance bonus target;

•	a material adverse change in the executive’s title, authority, responsibilities or duties;

•	any other willful action or inaction by us that constitutes a material breach of the applicable employment agreement; or

•	a relocation of the executive’s principal offices by more than 50 miles.

Joel Anderson Departure

In July 2024, Mr. Anderson resigned from employment without good reason. He did not receive severance benefits in connection with his resignation and he forfeited all outstanding equity awards at the time of his departure.

Michael Romanko Departure

The Company terminated Mr. Romanko’s employment in November 2024. In exchange for a one-time payment of $821,445, and in lieu of severance benefits under the Severance Plan, Mr. Romanko agreed to provide an eight month period of transition assistance to us, agreed not to disparage us, reaffirmed his obligation not to compete with us, agreed to forfeit all then outstanding incentive awards (including all cash awards, RSUs and PRSUs issued to him in connection with the special retention program described above), and agreed to release all claims and potential claims against us (including any claims for benefits under our Severance Plan).

Thomas Vellios Departure

As indicated above, Mr. Vellios has decided not to stand for re-election at the Annual Meeting and his employment with us will then cease. He will not be entitled to severance benefits in connection with the cessation of his employment.

Potential Payments

The table below summarizes the payments and benefits that each NEO would have been entitled to receive if the event specified had occurred on February 1, 2025. For the purpose of calculating amounts in this table, we used a stock price of $93.78, which was the closing price of our stock on January 31, 2025, the last trading date before the end of fiscal 2024.

Name	Cash Severance Payment ($)		Payment of Pro-Rata Annual Bonus ($)	Accelerated Restricted Stock Unit Vesting ($)		Health Insurance Coverage ($)		Paid Life Insurance Benefit ($)		Total ($)
Winnie Y. Park
Resignation for good reason or termination without cause	2,200,000	(1)	0	—		15,503	(7)	—		2,215,503
Change in control (no termination)	—		—	—		—		—		—
Resignation for good reason or termination without cause following a change in control	2,200,000	(1)	0	—		15,503	(7)	—		2,215,503
Death	—		—	893,067	(6)	—		500,000	(8)	1,393,067
Disability	—		—	893,067	(6)	—		—		893,067

Kenneth R. Bull
Resignation for good reason or termination without cause	700,000	(2)	—	—		23,783	(7)	—		723,783
Change in control (no termination)	—		—	3,338,568	(5)	—		—		3,338,568
Resignation for good reason or termination without cause following a change in control	700,000	(2)	—	3,338,568	(5)	23,783	(7)	—		4,062,351
Death	—		—	6,214,425	(6)	—		500,000	(8)	6,714,425
Disability	—		—	6,214,425	(6)	—		—		6,214,425
Retirement	—		—	362,178	(9)	—		—		362,178

Kristy Chipman
Resignation for good reason or termination without cause	700,000	(3)	—	—		23,783	(7)	—		723,783
Change in control (no termination)	—		—	453,708	(5)	—		—		453,708
Resignation for good reason or termination without cause following a change in control	700,000	(3)	—	453,708	(5)	23,783	(7)	—		1,177,491
Death	—		—	2,328,557	(6)	—		500,000	(8)	2,828,557
Disability	—		—	2,328,557	(6)	—		—		2,328,557

George Hill
Resignation for good reason or termination without cause	700,000	(3)	—	—		24,425	(7)	—		724,425
Change in control (no termination)	—		—	949,898	(5)	—		—		949,898
Resignation for good reason or termination without cause following a change in control	700,000	(3)	—	949,898	(5)	24,425	(7)	—		1,674,323
Death	—		—	2,951,819	(6)	—		500,000	(8)	3,451,819
Disability	—		—	2,951,819	(6)	—		—		2,951,819

Eric M. Specter
Resignation for good reason or termination without cause	650,000	(4)	—	—		15,842	(7)	—		665,842
Change in control (no termination)	—		—	699,880	(5)	—		—		699,880
Resignation for good reason or termination without cause following a change in control	650,000	(4)	—	699,880	(5)	15,842	(7)	—		1,365,722
Death	—		—	2,615,243	(6)	—		500,000	(8)	3,115,243
Disability	—		—	2,615,243	(6)	—		—		2,615,243
Retirement	—		—	139,712	(9)	—		—		139,712

Thomas G. Vellios
Resignation for good reason or termination without cause following a change in control	—		—	5,611,326	(10)	—		—		5,611,326
Death	—		—	5,611,326	(10)	—		—		5,611,326
Disability	—		—	5,611,326	(10)	—		—		5,611,326

(1)	Cash severance payments are made over 24 months.
(2)

Upon a resignation for good reason, Mr. Bull receives all of the cash severance payments in a lump sum. Upon a termination without cause, Mr. Bull receives half of the cash severance payments over a 6-month period and the remainder in a lump sum.

(3)	Cash severance payments are made to Ms. Chipman and Mr. Hill in a lump sum.
(4)	Cash severance payments are made over 12 months.
(5)

These amounts illustrate the treatment of PRSUs upon a change in control. Upon a change in control, outstanding annual PRSU awards relating to operating income and special PRSUs vest at target (with respect to open performance periods) or based on actual results (with respect to completed performance periods), and outstanding annual PRSU awards relating to relative total shareholder return vest based on the greater of target or period-to-date performance (with respect to open performance periods) or based on actual results (with respect to completed performance periods). With respect to the 2022 PRSUs and the portion of special PRSUs relating to fiscal 2024 comparable sales, the amount shown reflects the number of units actually earned on February 1, 2025, as certified by our compensation committee in March 2025. 2023 PRSUs, 2024 PRSUs and special PRSUs relating to fiscal 2025 comparable sales are shown in the table at the target level, as the entirety of those awards were subject to open performance periods as of February 1, 2025.

(6)

These amounts illustrate the treatment of RSUs and PRSUs in the event of death or termination due to disability. RSUs (including retention RSUs) become fully vested upon the executive’s death or disability. Outstanding PRSU awards vest at the target level (with respect to open performance periods) or based on actual results (with respect to completed performance periods). With respect to the 2022 PRSUs and the portion of special PRSUs relating to fiscal 2024 comparable sales, the amount shown reflects the number of units actually earned on February 1, 2025, as certified by our compensation committee in March 2025. 2023 PRSUs, 2024 PRSUs and special PRSUs relating to fiscal 2025 comparable sales are shown in the table at the target level, as the entirety of those awards were subject to open performance periods as of February 1, 2025.

(7)	Ms. Park is entitled to a continuation of her health and dental benefits for up to 18 months, while the remainder of the executives are entitled to up to 12 months.
(8)	This represents a lump sum death benefit under our life insurance program.
(9)

These amounts illustrate the treatment of RSUs and PRSUs in the event of eligible retirement. Starting in fiscal 2024, annual RSU and PRSU awards contain a retirement feature. Upon an eligible retirement, annual RSU awards vest in full and a pro-rata portion of annual PRSU awards vest at the target level (with respect to open performance periods) or based on actual results (with respect to completed performance periods). As of February 1, 2025, only Messrs. Bull and Specter had satisfied the age and service requirements for retirement eligibility. The amounts shown reflect 2024 RSU awards and a pro-rata portion of 2024 PRSU awards as of February 1, 2025 (shown at target, as the entirety of those PRSUs were then subject to open performance periods). Retention RSU awards and special PRSU awards do not include a retirement feature.

(10)

These amounts illustrate the treatment of Mr. Vellios’ RSUs in the event of his death, termination due to disability or resignation for good reason or termination without cause within one year following a change in control. All of Mr. Vellios’ outstanding RSUs become vested under these circumstances.

CEO Pay Ratio

Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the ratio of the total annual compensation of our median crew member as compared to the total annual compensation of our CEO.

Similar to prior years, we began by determining that we had 26,529 crew members as of November 1, 2024. To determine our median crew member, we used the consistently applied compensation measure of “gross pay” (which we define as base salary (or base wages, if an hourly crew member) paid in the applicable period, incentives paid in the applicable period (even if earned in a prior period) and equity incentive value realized (due to option exercise or RSU settlement) during the applicable period). We annualized pay for full-time regular crew commencing work in fiscal 2024 and used a valid statistical sampling methodology to provide a reasonable estimate of the median gross pay for the crew population considered. Then we identified crew who we expected were paid within a +/- 5% range of that value, based on our assumptions that the median crew member was likely to be within that group and that those within that group had substantially similar probabilities of being the median crew member. Next, we determined that our median crew member was a part-time sales associate from within that group. Finally, we determined that median crew member’s total compensation, using the same methodology used for our Named Executive Officers in the Summary Compensation Table, to be $5,615, as compared to our CEO’s total compensation of $6,322,442. For this purpose, in accordance with SEC rules, our CEO’s compensation for fiscal 2024 was determined based on Mr. Bull’s compensation (as he was serving as our principal executive officer when our median employee was identified), adjusted to annualize the base salary increase he received after his appointment as our Interim Chief Executive Officer.

Based upon this methodology, we estimate that the ratio of CEO pay to median crew member pay for fiscal 2024 is 1,126:1.

Pay Versus Performance Outcomes
Pursuant to Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation
S-K,
we are required to provide the following information about the relationship between “Compensation Actually Paid,” defined by the SEC and referred to below as “CAP,” and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance
philosophy and how the Company’s aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis—Annual Incentive Bonus” and “Compensation Discussion and Analysis—Long-term Equity Incentive Compensation.”

									Value of Initial Fixed $100 Invested Based On:
Year (a)	SCT Total Compensation for PEO1 (1) (b)	SCT Total Compensation for PEO2 (1) (c)	SCT Total Compensation for PEO3 (1) (d)	Compensation Actually Paid to PEO1 (2) (e)	Compensation Actually Paid to PEO2 (2) (f)	Compensation Actually Paid to PEO3 (2) (g)	Average SCT Total Compensation for Other NEOs (3) (h)	Average Compensation Actually Paid to Other NEOs (4) (i)	Company TSR (5) (j)	Nasdaq US Benchmark Retail Index TSR (6) (k)	Net Income ($M) (7) (l)	Post- Incentive Adjusted Operating Income ($M) (8) (m)
2024	$8,104,417	$6,294,557	$1,204,010	($6,264,388)	$3,192,595	$1,097,162	$4,182,513	$1,789,718	$82.83	$250.87	$253.6	$325.8
2023	$10,185,354	—	—	$5,860,102	—	—	$2,916,152	$2,049,998	$159.96	$187.54	$301.0	$385.6
2022	$7,026,551	—	—	$10,728,894	—	—	$1,912,785	$2,722,276	$172.43	$138.03	$261.5	$345.0
2021	$9,047,922	—	—	$5,755,350	—	—	$2,492,862	$1,927,477	$140.29	$163.44	$278.8	$378.9
2020	$16,786,568	—	—	$13,521,989	—	—	$3,388,934	$3,164,338	$155.21	$141.08	$123.4	$154.8

(1)
In these tables, PEO1, PEO2 and PEO3 refer to Mr. Anderson, Mr. Bull and Ms. Park, respectively. The dollar amounts reported in columns (b), (c) and (d) are the amounts of total compensation reported in the Summary Compensation Table for each of Mr. Anderson, Mr. Bull and Ms. Park in the year(s) that they served as our principal executive officer.

(2)
The dollar amounts reported in columns (e), (f) and (g) represent the amount of CAP to each of Mr. Anderson, Mr. Bull and Ms. Park in the year(s) that they served as our principal executive officer. In accordance with the SEC methodology for determining CAP, the following adjustments were made to their total compensation:

The following table reconciles the PEO1 Summary Compensation Table total to PEO1 Compensation Actually Paid for fiscal 2024:

Fiscal Year	Salary	Bonus and Non-Equity Incentive Compensation	Equity Compensation	All Other Compensation	Summary Compensation Table Total	(Deductions) from Summary Compensation Table(a)	Adjustments to Compensation Table Total(b)	Compensation Actually Paid
2024	$649,231	$0	$7,445,076	$10,110	$8,104,417	($7,445,076)	($6,923,729)	($6,264,388)

(a)	Represents the grant date fair value of equity awards reported in the “Stock Awards” column of the Summary Compensation Table.
(b)
The equity award adjustments include the addition (or subtraction, as applicable) of the following: (i) the fiscal year-end
fair value of any equity awards granted in the applicable fiscal year that are outstanding and unvested as of the end of the fiscal year; (ii) the amount of change as of the end of the applicable fiscal year (from the end of the prior fiscal year) in fair value of any awards granted in prior fiscal years that are outstanding and unvested as of the end of the applicable fiscal year; (iii) for awards that are granted and vest in same applicable fiscal year, the fair value as of the vesting date; and (iv) for awards granted in prior fiscal years that vest in the applicable fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior fiscal years that are forfeited during the applicable fiscal year, a deduction for the amount equal to the fair value at the end of the prior fiscal year. The amounts deducted or added in calculating the equity award adjustments are as follows:

Fiscal Year	Addition of Fair Value of Current Year Equity Awards at FYE	Fair Value of Awards Forfeited in Current FY	(Deductions) Additions for Change in Value of Prior Years’ Awards Unvested at FYE	Additions (Deductions) for Change in Value of Prior Years’ Awards That Vested in Fiscal Year	Equity Value Included in Compensation Actually Paid
2024	$0	($7,057,010)	$0	$133,281	($6,923,729)

The following table reconciles the PEO2 Summary Compensation Table total to PEO2 Compensation Actually Paid:

Fiscal Year	Salary	Bonus and Non-Equity Incentive Compensation	Equity Compensation	All Other Compensation	Summary Compensation Table Total	(Deductions) from Summary Compensation Table (c)	Adjustments to Compensation Table Total (d)	Compensation Actually Paid
2024	$797,115	$400,000	$5,081,605	$15,837	$6,294,557	($5,081,605)	$1,979,643	$3,192,595

(c)	Represents the grant date fair value of equity awards reported in the “Stock Awards” column of the Summary Compensation Table.
(d)	The equity award adjustments are calculated using the same methodology as described above in note 2(b). The amounts deducted or added in calculating the equity award adjustments are as follows:

Fiscal Year	Addition of Fair Value of Current Year Equity Awards at FYE	Fair Value of Awards Forfeited in Current FY	(Deductions) Additions for Change in Value of Prior Years’ Awards Unvested at FYE	Additions (Deductions) for Change in Value of Prior Years’ Awards That Vested in Fiscal Year	Equity Value Included in Compensation Actually Paid
2024	$4,137,071	$0	($2,280,013)	$122,585	$1,979,643
The following table reconciles the PEO3 Summary Compensation Table total to PEO3 Compensation Actually Paid:

Fiscal Year	Salary	Bonus and Non-Equity Incentive Compensation	Equity Compensation	All Other Compensation	Summary Compensation Table Total	(Deductions) from Summary Compensation Table (e)	Adjustments to Compensation Table Total (f)	Compensation Actually Paid
2024	$126,923	$0	$999,915	$77,172	$1,204,010	($999,915)	$893,067	$1,097,162

(e)	Represents the grant date fair value of equity awards reported in the “Stock Awards” column of the Summary Compensation Table.
(f)	The equity award adjustments are calculated using the same methodology as described above in note 2(b). The amounts deducted or added in calculating the equity award adjustments are as follows:

Fiscal Year	Addition of Fair Value of Current Year Equity Awards at FYE	Fair Value of Awards Forfeited in Current FY	(Deductions) Additions for Change in Value of Prior Years’ Awards Unvested at FYE	Additions (Deductions) for Change in Value of Prior Years’ Awards That Vested in Fiscal Year	Equity Value Included in Compensation Actually Paid
2024	$893,067	$0	$0	$0	$893,067

(3)
The dollar amounts reported in column (h) represent the average of the amounts reported for the Company’s non-PEO
NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable fiscal year. For this purpose, the Company’s non-PEO
NEOs were as follows: (i) for fiscal 2024, Messrs. Bull, Hill, Romanko, Specter and Vellios, and Ms. Chipman; (ii) for fiscal 2023, Messrs. Bull, Hill, Romanko and Specter, and Ms. Chipman; and (iii) for fiscal 2022, 2021, and 2020, Messrs. Bull, Specter and Romanko, and Ms. Werthauser.

(4)	The following table reconciles the non-CEO NEO’s Average Summary Compensation Table total to Compensation Actually Paid:

Fiscal Year	Average Salary	Average Bonus and Non-Equity Incentive Compensation	Average Equity Compensation	Average All Other Compensation	Average Summary Compensation Table Total	(Deductions) from Summary Compensation Table(a)	Adjustments to Compensation Table Total(b)	Average Compensation Actually Paid
2024	$560,792	$180,000	$3,237,394	$204,327	$4,182,513	($3,237,394)	$844,599	$1,789,718

(a)	Represents the grant date fair value of equity awards reported in the “Stock Awards” column of the Summary Compensation Table for the applicable fiscal year.
(b)	The amounts deducted or added in calculating the total average equity award adjustments, using the same methodology as described in note 2(b) above, are as follows:

Fiscal Year	Addition of Fair Value of Current Year Equity Awards at FYE	Fair Value of Awards Forfeited in Current FY	(Deductions) Additions for Change in Value of Prior Years’ Awards Unvested at FYE	Additions (Deductions) for Change in Value of Prior Years’ Awards That Vested in Fiscal Year	Equity Value Included in Compensation Actually Paid
2024	$2,183,728	($741,721)	($572,204)	($25,205)	$844,599

(5)	As used herein, “TSR” means cumulative total shareholder return, as calculated in accordance with SEC rules.
(6)
The peer group we use for this purpose is the Nasdaq US Benchmark Retail Index, the same index we use for purposes of our stock performance graph disclosure in our Form
10-K
pursuant to Item 201(e) of Regulation
S-K.

(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable fiscal year.
(8)
Post-Incentive Adjusted Operating Income is a
non-GAAP
measure used in our annual incentive program. See
Appendix
A-1
for how we define Post-Incentive Adjusted Operating Income and a reconciliation of post-incentive adjusted operating income to GAAP operating income.

Graphical Relationship between CAP and Performance Measures
The charts below illustrate the relationship between the CAP to the CEO and the Average CAP to the NEOs other than the CEO in fiscal years 2020, 2021, 2022, 2023 and 2024 to each of the Company’s (1) TSR, (2) net income, and (3) Post-Incentive Adjusted Operating Income, as well as the relationship between the Company’s TSR and the TSR of the Nasdaq US Benchmark Retail Index.

CAP vs. TSR
$15,000
$10,000
$5,000
$0
-$5,000
-$10,000
Compensation Actually Paid (000s)
$260
$240
$220
$200
$180
$160
$140
$120
$100
$80
TSR Return on Investment of $100
$13,522
$5,755
$10,729
$5,860
-$6,364
$3,193
$1,097
$3,164
$1,927
$2,722
$2,050
$1,790
$100.00
$155.21
$140.29
$172.43
$159.96
$82.83
$141.08
$163.44
$138.03
$187.54
$250.87
2019
2020
2021
2022
2023
2024
Comp. Actually Paid to PEO1
Comp. Actually Paid to PEO2
Comp. Actually Paid to PEO3
Avg. Comp. Actually Paid to Other NEOs
Company TSR
Nasdaq US Benchmark Retail Index TSR

CAP vs. Net Income
$15,000
$10,000
$5,000
$0
-$5,000
-$10,000
Compensation Actually Paid (000s)
$350
$300
$250
$200
$150
$100
$50
$0
Net Income ($M)
$13,522
$123
$3,164
$5,755
$279
$1,927
$10,729
$262
$2,722
$5,860
$301
$2,050
-$6,364
$3,193
$1,097
$1,790
$254
2020
2021
2022
2023
2024
Comp. Actually Paid to PEO1
Comp. Actually Paid to PEO2
Comp. Actually Paid to PEO3
Avg. Comp. Actually Paid to Other NEOs
Net Income (GAAP)

CAP vs. Post-Incentive Adjusted Operating Income
$15,000
$10,000
$5,000
$0
-$5,000
-$10,000
Compensation Actually Paid (000s)
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
Pre Incentive Op Income ($M)
$13,522
$155
$3,164
$5,755
$379
$1,927
$10,729
$345
$2,722
$5,860
$386
$2,050
-$6,364
$3,193
$326
$1,097
$1,790
2020
2021
2022
2023
2024
Comp. Actually Paid to PEO1
Comp. Actually Paid to PEO2
Comp. Actually Paid to PEO3
Avg. Comp. Actually Paid to Other NEOs
Post-Incentive Adjusted Operating Income

Tabular List of Performance Measures
The most important financial performance measures used by the Company to link CAP for the most recently completed fiscal year to the Company’s performance are as follows:

•	Post-Incentive Adjusted Operating Income (as defined in Appendix A-1)

•	Net Sales

•	Relative TSR (the Company’s TSR as compared to the TSR of a peer group established by the compensation committee)

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Policies Regarding Related Party Transactions

Our board of directors adopted a related party transactions policy for us. Pursuant to the related party transactions policy, we review all transactions with a dollar value in excess of $120,000 involving us in which any of our directors, director nominees, significant shareholders and executive officers and their immediate family members will be participants to determine whether such person has a direct or indirect material interest in the transaction. All directors, director nominees and executive officers will be required to promptly notify our Executive Chairman of any proposed transaction involving us in which such person has a direct or indirect material interest. Such proposed transaction will then be reviewed by the audit committee to determine whether the proposed transaction is a related party transaction under our policy. In reviewing any related party transaction, the audit committee will determine whether or not to approve or ratify the transaction based on all relevant facts and circumstances, including the following:

•	the materiality and character of the related person’s interest in the transaction;

•	the commercial reasonableness of the terms of the transaction;

•	the benefit and perceived benefit, or lack thereof, to us;

•	the opportunity costs of alternate transactions; and

•	the actual or apparent conflict of interest of the related person.

In the event that any member of the audit committee is not a disinterested member with respect to the related party transaction under review, that member will be excluded from the review and approval or rejection of such related party transaction and another director may be designated to join the audit committee for purposes of such review. Whenever practicable, the reporting, review and approval will occur prior to entering into the transaction. If advance review and approval is not practicable, the audit committee will review and may, in its discretion, ratify the related party transaction. After any such review, the audit committee will approve or ratify the transaction based on a standard of whether the transaction is (a) in, or not inconsistent with, the best interests of us and our shareholders and (b) not in violation of our other policies or procedures. Our related party transaction policy is available on our website at http://investor.fivebelow.com, under the “Governance” section.

No related party transactions were identified during or subsequent to fiscal 2024 requiring review or approval under our related party transactions policy, and there are no related party transactions that are required to be reported in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information about the beneficial ownership of our common stock as of April 15, 2025 by:

•	each person, or group of persons, who beneficially owns more than 5% of our capital stock;

•	each executive officer named in the summary compensation table;

•	each of our directors; and

•	all directors and executive officers as a group.

For further information regarding material transactions between us and certain of our shareholders, see “Certain Relationships and Related Party Transactions.”

Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to restrictions, options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 15, 2025 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name. Our calculation of the percentage of beneficial ownership is based on 55,055,966 shares of common stock outstanding as of April 15, 2025.

Unless otherwise indicated in the footnotes, the business address of each of the individuals named below is: c/o Five Below, Inc., 701 Market Street, Suite 300, Philadelphia, Pennsylvania 19106.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Shareholders Not Listed Below:
The Vanguard Group, Inc. (1)	5,068,024	9.2%
BlackRock, Inc. (2)	4,955,682	9.0%
T. Rowe Price Investment Management, Inc. (3)	3,603,816	6.5%

Named Executive Officers & Directors:
Kathleen S. Barclay (4)	9,371	*
Karen Bowman (4)	1,792	*
Kenneth R. Bull	73,711	*
Kristy Chipman	218	*
Michael F. Devine, III (4)	18,961	*
George Hill	18,379	*
Bernard Kim (4)	3,681	*
Dinesh S. Lathi (4)	10,767	*
Richard L. Markee (4)	14,166	*
Winnie Y. Park	0	*
Thomas M. Ryan (5)	116,872	*
Ronald L. Sargent (6)	104,374	*
Eric M. Specter	35,712	*
Mimi E. Vaughn (4)	2,697	*
Thomas G. Vellios (7)	338,441	*
Zuhairah S. Washington (4)	4,564	*
Joel D. Anderson (8)	275,980	*
Michael F. Romanko (9)	5,306	*

All executive officers and directors as a group (18 persons) (4)(5)(6)(7)(8)(9)	1,035,082	1.9%

*	Less than 1%
(1)

The Vanguard Group, Inc. is deemed to be the beneficial owner of 5,068,024 shares of our common stock. The Vanguard Group has sole voting power over 0 shares, shared voting power over 24,100 shares, sole dispositive power over 4,984,800 shares and shared dispositive power over 83,224 shares. The address of the Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. This information is as disclosed in Amendment No. 9 to its Schedule 13G filed with the SEC on February 13, 2024.

(2)

BlackRock, Inc. is deemed to be the beneficial owner of 4,955,682 shares of our common stock, which includes shares that are held or may be deemed to be beneficially owned by the following entities: BlackRock Life Limited, Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors or BlackRock Fund Managers Ltd. BlackRock, Inc. has sole voting power over 4,817,793 shares and sole dispositive power over 4,955,682 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001. This information is as disclosed in Amendment No. 10 to its Schedule 13G filed with the SEC on January 25, 2024.

(3)

T. Rowe Price Investment Management, Inc. is deemed to be the beneficial owner of 3,603,816 shares of our common stock. T. Rowe Price Investment Management, Inc. has sole voting power over 3,595,168 shares, shared voting power over 0 shares, sole dispositive power over 3,603,816 shares and shared dispositive power over 0 shares. The address of T. Rowe Price Investment Management, Inc. is 101 E. Pratt Street, Baltimore, MD 21202. This information is as disclosed in Amendment No. 2 to its Schedule 13G filed with the SEC on February 14, 2025.

(4)	Includes 1,454 restricted stock units that will vest within 60 days of April 15, 2025.
(5)

Includes 1,454 restricted stock units that will vest within 60 days of April 15, 2025. Includes 104,050 shares of our common stock held in a trust of which Mr. Ryan is the trustee or otherwise has or shares voting and investment power.

(6)

Includes 1,454 restricted stock units that will vest within 60 days of April 15, 2025. Includes 93,619 shares of our common stock owned by Sargent Family Investment, LLC. Mr. Sargent, a member and the sole manager of Sargent Family Investment, LLC, exercises voting and investment power over the shares beneficially owned by Sargent Family Investment, LLC. Includes 3,211 shares of our common stock owned by Sargent Family Foundation, a charitable foundation. Mr. Sargent, as a trustee, has investment and voting power over the shares held by Sargent Family Foundation.

(7)	Includes 2,701 restricted stock units that will vest within 60 days of April 15, 2025.
(8)

Information is based on the amount of securities beneficially owned by Mr. Anderson as of July 15, 2024, the date his employment ended. Includes 144,934 shares held in trusts of which Mr. Anderson is the trustee or otherwise has or shares voting and investment power, and 78,226 shares held in trusts of which Mr. Anderson’s wife is the trustee, for the benefit of herself and her family members.

(9)	Information is based on the amount of securities beneficially owned by Mr. Romanko as of November 17, 2024, the date his employment ended.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information Table (as of February 1, 2025)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted average exercise price of outstanding options, warrants and rights (b) ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(2)
Equity compensation plans approved by securityholders (3)	646,643	—	3,607,475
Equity compensation plans not approved by securityholders	—	—	—
Total	646,643	—	3,607,475

(1)

The amount in this column includes outstanding stock options, RSUs and PRSUs, but excludes purchase rights under the ESPP. For this purpose, PRSUs are counted at maximum. As of the end of fiscal 2024, the number of shares underlying awards outstanding under the Five Below, Inc. Amended and Restated Equity Incentive Plan (the “2016 Plan”) and the 2022 Plan were 132,563 and 514,080, respectively.

(2)

Includes 2,985,920 shares that were available for future issuance under the 2022 Plan and 442,058 shares that were available for issuance under the ESPP. An aggregate of 9,908 shares of common stock were purchased under the ESPP in fiscal 2024. For purposes of determining the availability of shares under the 2022 Plan, outstanding PRSUs were counted at maximum. No future grants may be made under the 2016 Plan, and therefore there are no shares remaining available for future issuance thereunder reflected in column (c).

(3)	Consists of the Company’s 2022 Plan, 2016 Plan and the ESPP.

PROPOSAL 1

ELECTION OF DIRECTORS

At our Annual Meeting, shareholders will elect ten directors, in each case to hold office for a one-year term, until our 2026 annual meeting of shareholders. Nominees were recommended and approved for nomination by our nominating and corporate governance committee. The directors shall serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to or will not serve as a director.

Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy, your shares will be voted FOR the election of the ten nominees recommended by our board of directors, unless you mark the proxy in such a manner as to vote AGAINST or ABSTAIN with respect to one or more nominees. See “What if I don’t vote for some of the items listed on my proxy card or voting instruction card?” on p. 6 of this Proxy Statement if you hold your shares in street name through a bank, broker, or other intermediary.

The following directors are being nominated for election to our board of directors: Winnie Y. Park, Kathleen S. Barclay, Karen Bowman, Michael F. Devine, III, Dinesh S. Lathi, Richard L. Markee, Thomas M. Ryan, Ronald L. Sargent, Mimi E. Vaughn, and Zuhairah S. Washington. Please see the discussion under “Board of Directors” in this Proxy Statement for information concerning each of our nominees for director.

Required Vote

Our bylaws provide for a majority voting standard for the uncontested election of directors. Under this voting standard, once a quorum has been established, any of the ten nominees receiving more FOR votes than AGAINST votes will be elected as a director to serve until the 2026 annual meeting of shareholders and until their successors are duly elected and qualified. ABSTAIN votes and broker non-votes shall have no legal effect.

In the event a director does not receive the required vote for election to the board of directors, such director is required to tender his or her resignation to the nominating and corporate governance committee. The nominating and corporate governance committee shall consider such resignation in accordance with its charter and make a recommendation to the board of directors as to whether or not to accept such resignation. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the ten nominees named in this Proxy Statement.

The board of directors recommends a vote FOR the election of each of the nominated directors.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending January 31, 2026. The Company is not required by its bylaws or applicable law to submit the appointment of KPMG LLP for shareholder approval. However, as a matter of good corporate governance, the board of directors has determined to submit the audit committee’s appointment of KPMG LLP as our independent registered public accounting firm to shareholders for ratification. If shareholders do not ratify the appointment of KPMG LLP, the audit committee may consider the appointment of another independent registered public accounting firm. In addition, even if shareholders ratify the audit committee’s selection, the audit committee, in its discretion, may appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of the Company and our shareholders.

Required Vote

The affirmative vote of a majority of votes cast is required to approve the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2026.

The board of directors recommends that you vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2026.

A representative of KPMG LLP is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to answer appropriate questions.

Fee Information

The following table sets forth fees in connection with services rendered by KPMG LLP, the Company’s independent registered public accounting firm, for fiscal 2024 and fiscal 2023.

	Fiscal Year 2024	Fiscal Year 2023
Audit Fees	$1,242,471	$1,231,956
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$1,242,471	$1,231,956

Audit Fees

Audit fees include fees for professional services rendered in connection with the annual audit of the Company’s financial statements, the audit of the Company’s internal control over financial reporting for fiscal 2024, and the review of the Company’s interim financial statements included in quarterly reports, as well as fees for services that generally only the independent registered public accounting firm can be reasonably expected to provide, including comfort letters, consents, and review of registration statements filed with the SEC.

Audit-Related Fees

There were no amounts billed for audit-related fees during fiscal 2024 or fiscal 2023.

Tax Fees

There were no amounts billed for tax fees during fiscal 2024 or fiscal 2023.

All Other Fees

There were no amounts billed for other fees during fiscal 2024 or fiscal 2023.

Audit Committee Pre-Approval Policies and Procedures

Under our audit committee’s charter, the audit committee must pre-approve all audit and other permissible non-audit services proposed to be performed by the Company’s independent registered public accounting firm. The audit committee is not authorized to delegate the pre-approval of permitted non-audit services to management. The audit committee approved a pre-approval policy for services provided by the independent registered public accounting firm. Under the policy, our audit committee has pre-approved the provision by the independent registered public accounting firm of certain services that fall within specified categories. Any services exceeding pre-approved cost levels or budgeted amounts, or any services that fall outside of the general pre-approved categories, require specific pre-approval by the audit committee. If the audit committee delegates pre-approval authority to one or more of its members, the member would be required to report any pre-approval decisions to the audit committee at its next scheduled meeting.

There were no non-audit services provided by our independent registered public accounting firm during fiscal 2024 or fiscal 2023.

PROPOSAL 3

ADVISORY (NON-BINDING) VOTE TO APPROVE THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Act enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, develop, motivate, and retain our Named Executive Officers, who are critical to our success. Under these programs, our Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased shareholder value. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal 2024 compensation of our Named Executive Officers.

We are asking our shareholders to indicate their support for our Named Executive Officers’ compensation as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our shareholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.

In accordance with the requirements of Section 14A of the Exchange Act (which were added by the Dodd-Frank Act) and the related rules of the SEC, our board of directors will request your advisory vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

The Say-on-Pay vote is advisory, and therefore not binding on the Company, the compensation committee or our board of directors. Our board of directors and our compensation committee value the opinions of our shareholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns. The Company currently conducts a Say-on-Pay vote annually.

The board of directors unanimously recommends a vote FOR the approval of the compensation of the Named Executive Officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion that accompanies the compensation tables.

PROPOSAL 4

ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION

As discussed in Proposal 3, the board of directors values the input of shareholders regarding the Company’s executive compensation practices. As contemplated by the Dodd-Frank Act, shareholders are also invited to express their views on how frequently advisory votes on executive compensation, such as Proposal 3, will occur. Shareholders can advise the board of directors on whether such votes should occur every one, every two, or every three years or may abstain from voting.

After careful consideration, the board of directors has determined that holding an advisory vote on executive compensation every one year (annually) is the most appropriate policy for the Company at this time. Our board recommends that this vote be held every year because it believes that doing so will provide opportunity for shareholder input regarding compensation matters and because the compensation committee reviews our compensation program annually.

This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the board of directors. Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove the board of directors’ recommendation. Although non-binding, the board of directors and the compensation committee will carefully review the voting results. Notwithstanding the board of directors’ recommendation and the outcome of the shareholder vote, the board of directors may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

The board of directors unanimously recommends a vote FOR the option of every ONE year as the frequency with which shareholders are provided an advisory vote on executive compensation, as disclosed pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, compensation tables and narrative discussion that accompanies the compensation tables.

OTHER MATTERS

Our board of directors does not presently intend to bring any other business before the meeting, and, so far as is known to our board of directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2026 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our proxy statement and form of proxy for our 2026 annual meeting of shareholders must be received by us no later than December 30, 2025 and must comply with the requirements of the proxy rules promulgated by the SEC.

In accordance with our current bylaws, for a proposal of a shareholder to be raised from the floor and presented at our 2026 annual meeting of shareholders, other than a shareholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 promulgated under the Exchange Act, a shareholder’s notice must be delivered to, or mailed and received at, our principal executive offices, together with all supporting documentation required by our bylaws, (a) not prior to March 14, 2026 nor later than April 13, 2026 or (b) in the event that the 2026 annual meeting of shareholders is held prior to May 13, 2026 or after August 11, 2026, notice by the shareholder must be so received not earlier than the 90th day prior to the annual meeting and not later than the later of the 60th day prior to the annual meeting or the 15th day following the day on which public announcement of the date of the meeting is first made. Shareholder proposals should be addressed to our Corporate Secretary, Five Below, Inc., 701 Market Street, Suite 300, Philadelphia, Pennsylvania 19106.

In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than April 13, 2026.

ANNUAL REPORT TO SHAREHOLDERS

Our 2024 Annual Report has been posted, and is available without charge, on our corporate website at http://investor.fivebelow.com in the “Financial Information” section. For shareholders receiving a Notice of Internet Availability, such Notice will contain instructions on how to request a printed copy of our 2024 Annual Report. For shareholders receiving a printed copy of this Proxy Statement, a copy of our 2024 Annual Report has also been provided to you (including the financial statements and the financial statement schedules but excluding the exhibits thereto). In addition, we will provide, without charge, a copy of our 2024 Annual Report (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any shareholder of record or beneficial owner of our common stock. Requests can be made by writing to Corporate Secretary, c/o Five Below, Inc., 701 Market Street, Suite 300, Philadelphia, Pennsylvania 19106.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, shareholders of record who have the same address and last name and did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically will receive only one copy of this Proxy Statement and the 2024 Annual Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of this Proxy Statement and the 2024 Annual Report, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our Corporate Secretary by mail, c/o Five Below, Inc., 701 Market Street, Suite 300, Philadelphia, Pennsylvania 19106 or by phone at (215) 546-7909. If you participate in householding and wish to receive a separate copy of this Proxy Statement and the 2024 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above.

If your shares are held in street name through a broker, bank or other intermediary, please contact your broker, bank or intermediary directly if you have questions, require additional copies of this Proxy Statement or the 2024 Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of shares of the Company’s common stock sharing an address.

Appendix A-1

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

Reconciliation of operating income, as reported, to three-year cumulative adjusted operating income (measure used for 2022 PRSU Awards)

	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
	February 1, 2025	February 3, 2024	January 28, 2023
Operating income, as reported	$323,817	$385,571	$345,043
Adjustments:
Unreimbursed expenses incurred in a public offering of Company securities	—	—	—
Acquisition transaction costs	—	—	—
Income/expense incurred due to a change in accounting principles	—	—	—
External expenses incurred during start-up period of a “new business venture”	—	—	—
Other adjustments approved by the compensation committee	—	—	—

Adjusted operating income	$323,817	$385,571	$345,043

Cumulative Three-Year Adjusted Operating Income			$1,054,431

Reconciliation of operating income, as reported, to post-incentive adjusted operating income (measure used for 2024 Annual Incentive Program)

Fifty-Two Weeks Ended
February 1, 2025
Operating income, as reported	$323,817
Adjustments:
Unreimbursed expenses incurred in a public offering of Company securities	—
Acquisition transaction costs	—
Income/expense incurred due to a change in accounting principles	—
External expenses incurred during start-up period of a “new business venture”	—
Legal fees, settlement amounts and related expenses incurred in connection with specified litigation	$1,976
Other adjustments approved by the compensation committee	—

Post-Incentive adjusted operating income	$325,793

A-1

Reconciliation of net sales, as reported, to change in comparable sales (measure used for special 2024 PRSU Awards to Messrs. Bull and Romanko)

	Q4 Fiscal 2024	Q4 Fiscal 2023 Baseline
Net sales, as reported	$1,390,885	$1,337,736
Adjustments:
Non-comparable sales as of Q4 fiscal 2024 (a)	$232,121	$143,703

Comparable sales	$1,158,764	$1,194,033

Change in comparable sales (b)		(3.0)%

(a)	For this purpose, “non-comparable sales” are net sales that are not “comparable sales.”

“Comparable sales” are net sales from “comparable stores” and e-commerce sales.

“Comparable stores” are stores that have been open for at least 15 full months from their opening date, including the following:

•	Stores that have been remodeled while remaining open;

•	Stores that have been relocated within the same trade area, to a location that is not significantly different in size, in which the new store opens at about the same time as the old store closes; and

•	Stores that have expanded, but are not significantly different in size, within their current locations.

For stores that are relocated or expanded, the following periods are excluded when calculating comparable sales:

•	The period beginning when the closing store receives its last merchandise delivery from one of our shipment centers through:

•	the last day of the fiscal year in which the store was relocated or expanded (for stores that increased significantly in size); or

•	the last day of the fiscal month in which the store re-opens (for all other stores); and

•

The period beginning on the first anniversary of the date the store received its last merchandise delivery from one of our shipment centers through the period ending on the first anniversary of the date the store re-opened.

Comparable sales exclude the 53rd week of sales for 53-week fiscal years. In the 52-week fiscal year subsequent to a 53-week fiscal year, we exclude the sales in the non-comparable week from the same-store sales calculation. Due to the 53rd week in fiscal 2023, comparable sales for fiscal 2024 are reported on a restated calendar basis. Reference to the “restated calendar” is based on using the National Retail Federation’s restated calendar comparing similar weeks, which are the fifty-two weeks from February 4, 2024 to February 1, 2025, as compared to the fifty-two weeks from February 5, 2023 to February 3, 2024.

(b)	“Change in comparable sales” is Q4 fiscal 2024 comparable sales divided by the Q4 fiscal 2023 baseline, minus one.

A-2

FIVE BELOW, INC.

701 MARKET STREET

SUITE 300

PHILADELPHIA, PA 19106

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting

You must register in advance to attend the meeting by visiting the “Attend a Meeting” link at www.proxyvote.com. During the meeting - Go to https://www.virtualshareholdermeeting.com/FIVE2025 You may attend the meeting via the internet and vote during the meeting. Have your proxy card in hand when you access the website and follow the instructions provided on the website.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V74911-P30668    KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIVE BELOW, INC.

The Board of Directors recommends you vote FOR the following: 1. Election of Directors

Nominees:	For	Against	Abstain

1a. Kathleen S. Barclay	☐	☐	☐

1b. Karen Bowman	☐	☐	☐

1c. Michael F. Devine, III	☐	☐	☐

1d. Dinesh S. Lathi	☐	☐	☐

1e. Richard L. Markee	☐	☐	☐

1f. Winnie Y. Park	☐	☐	☐

1g. Thomas M. Ryan	☐	☐	☐

1h. Ronald L. Sargent	☐	☐	☐

1i. Mimi E. Vaughn	☐	☐	☐

1j. Zuhairah S. Washington	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year ending January 31, 2026.		☐	☐	☐

3. To approve, by non-binding advisory vote, the Company’s Named Executive Officer compensation.		☐	☐	☐

The Board of Directors recommends you vote for the option of every 1 YEAR on proposal 4.	1 Year	2 Years	3 Years	Abstain

4. Non-binding advisory vote on whether the frequency of the shareholder vote on our executive compensation should be every 1, 2 or 3 years.	☐	☐	☐	☐

NOTE: The shares represented by this proxy, when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR the election of the nominees listed under proposal 1 above, FOR proposals 2 and 3 and for every 1 YEAR for proposal 4. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

V74912-P30668

FIVE BELOW, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

June 12, 2025

The undersigned hereby appoints Kristy Chipman and Ronald J. Masciantonio, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Five Below, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held online at https://www.virtualshareholdermeeting.com/FIVE2025 at 9:00 a.m., Eastern Time on June 12, 2025 and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3 AND 1 YEAR ON PROPOSAL 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side